Exhibit 10.1

SUBSCRIPTION AGREEMENT

by and between

LUCID GROUP, INC.

and

INVESTOR

Dated as of April 14, 2026

TABLE OF CONTENTS

		Page
Article 1

Definitions

Section 1.01.	Definitions	1
Article 2

Purchase and Sale

Section 2.01.	Purchase and Sale	4
Section 2.02.	Closing	4

Article 3

Representations and Warranties of the Company

Section 3.01.	Organization; Good Standing	4
Section 3.02.	Description of Capital Stock; Valid Issuance	5
Section 3.03.	Authority; Noncontravention	5
Section 3.04.	Governmental Approvals	6
Section 3.05.	Sale of Securities	6
Section 3.06.	Investment Company	6
Section 3.07.	Price Stabilization of Common Stock	6
Section 3.08.	SEC Documents	6
Section 3.09.	Brokers and Other Advisors	7
Section 3.10.	No Other Investor Representations or Warranties	7

Article 4

Representations and Warranties of the Investor

Section 4.01.	Organization; Standing	8
Section 4.02.	Authority; Noncontravention	8
Section 4.03.	Governmental Approvals	8
Section 4.04.	Brokers and Other Advisors	9
Section 4.05.	Private Placement Matters	9
Section 4.06.	Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans	10
Section 4.07.	No Other Company Representations or Warranties	10

i

ii

Exhibits

Exhibit A: Form of Series C Convertible Preferred Stock Certificate of Designations

Exhibit B: Form of Amendment to Investor Rights Agreement

iii

SUBSCRIPTION AGREEMENT, dated as of April 14, 2026 (this “Agreement”), by and between Lucid Group, Inc., a Delaware corporation (the “Company”), and the investor(s) on the signature page hereto (the “Investor”).

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, the number of shares specified on Investor’s signature page (the “Purchased Shares”) of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Convertible Preferred Stock,” and such purchase and sale, the “Placement”), having the designation, preferences, rights (including with respect to conversion), privileges, powers, and terms and conditions, as specified in the form of the Series C Convertible Preferred Stock Certificate of Designations attached hereto as Exhibit A (the “Certificate of Designations”). The Convertible Preferred Stock will be convertible into shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”) on the terms and subject to the conditions set forth in the Certificate of Designations, and any shares of Common Stock issuable upon conversion of the Purchased Shares are referred to herein as the “Underlying Shares.”

WHEREAS, the execution by the Investor of this Agreement shall satisfy the consent requirements of Section 6.3 of each of the certificates of designations of Series A convertible preferred stock and Series B convertible preferred stock of the Company (collectively, the “Existing Certificates of Designations”).

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article 1

Definitions

Section 1.01.          Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, that, for purposes of this Agreement only, the Company shall not be deemed an Affiliate of the Investor or any of the Investor’s Affiliates. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect at least a majority of the members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings. Notwithstanding the foregoing, no governmental entity (other than a commercial entity acting in a commercial capacity) and no sovereign or political subdivision of The Kingdom of Saudi Arabia shall be considered an Affiliate of the Investor.

“Aggregate Purchase Price” means the aggregate Purchase Price for the Purchased Shares to be purchased by the Investor hereunder and delivered at the Closing (as defined below).

“Appointed Director” has the meaning set forth in Section 5.10.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.03(a).

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Change of Control” has the meaning set forth in Section 5.06.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Organizational Documents” means the Company’s (i) Third Amended and Restated Certificate of Incorporation and (ii) Second Amended and Restated Bylaws, each as amended and/or restated from time to time.

“Contract” has the meaning set forth in Section 3.03(b).

“E&P” has the meaning set forth in Section 5.04(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form 10-K” has the meaning set forth in Section 3.01.

“Fraud” means actual, not constructive, common law fraud (under the laws of the State of New York).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any government, court, regulatory or administrative agency, arbitrator (public or private), commission or authority, stock exchange or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational. For the avoidance of doubt, Investor shall not be deemed to be a Governmental Authority for any purpose under this Agreement.

“Investor Material Adverse Effect” means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair the compliance by the Investor with its obligations under this Agreement.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of February 22, 2021, by and among the Company, the Investor and certain other parties thereto, as amended and/or restated from time to time.

“Judgment” means any order, judgment, injunction, ruling, writ or decree of any Governmental Authority.

“Laws” means all local, state or federal laws, common law, statutes, ordinances, codes, rules or regulations, orders, executive orders, judgements, injunctions, governmental guidelines or interpretations thereof that have the force of law, Permits, decrees, or other similar requirements enacted, adopted, promulgated or applied by any Governmental Authority.

“Lock-Up Period” has the meaning set forth in Section 5.06.

“Lock-Up Securities” has the meaning set forth in Section 5.06.

“Material Adverse Effect” means any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or management of the Company and its subsidiaries considered as one enterprise.

“Nasdaq” means the Nasdaq Global Select Market or any other principal trading exchange or market for Common Stock from time to time.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Permitted Transferee” means the Investor and any of its Affiliates.

“Purchase Price” means $10,000 per Preferred Share.

“Registration Rights Agreement” means that certain Amendment to the Investor Rights Agreement to be entered into by the Company and the Investor, the form of which is set forth as Exhibit B hereto.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors, and other representatives.

“Restraints” has the meaning set forth in Section 6.01.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.08.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Tax” has the meaning set forth in Section 5.04(a).

“Transaction Documents” means this Agreement, the Registration Rights Agreement and all other documents, certificates or agreements executed in connection with the Transactions.

“Transactions” means the transactions expressly contemplated by this Agreement and the other Transaction Documents, including the issuance of the Purchased Shares to the Investor and the issuance of Underlying Shares upon conversion thereof.

Article 2

Purchase and Sale

Section 2.01.          Purchase and Sale. On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article 6, the Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Investor, the Purchased Shares at the Aggregate Purchase Price.

Section 2.02.          Closing. (a) Subject to the terms of this Agreement, the closing of the Placement shall occur electronically (the “Closing”) on or about 10:00 a.m., New York City time, no later than the tenth (10th) Business Day following the date of this Agreement, or at such other place, time or date as shall be agreed between the Company and the Investor (the “Closing Date”).

(b)           At the Closing:

(i)           the Company shall deliver to the Investor (1) the Purchased Shares in book-entry form and (2) the Registration Rights Agreement, duly executed by the Company; and

(ii)          the Investor shall (1) pay the Aggregate Purchase Price by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing and (2) deliver to the Company the Registration Rights Agreement, duly executed by the Investor.

Article 3

Representations and Warranties of the Company

The Company represents and warrants to the Investor, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

Section 3.01.          Organization; Good Standing. (a) The Company is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Company’s most recent Annual Report on Form 10-K (the “Form 10-K”) and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction (to the extent such concept or functional equivalent is applicable in such jurisdiction) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)           Subsidiaries. Each of the Company’s subsidiaries is duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such concept or functional equivalent is applicable in such jurisdiction), has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Form 10-K and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent such concept or functional equivalent is applicable in such jurisdiction) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would reasonably be expected to have a Material Adverse Effect.

Section 3.02.          Description of Capital Stock; Valid Issuance. (a) As of April 10, 2026, the authorized capital stock of the Company consisted of: 1,500,000,000 authorized shares of Common Stock, of which 330,230,487 shares were issued and 330,144,705 shares were outstanding, and 10,000,000 authorized shares of convertible preferred stock of which 175,000 were issued and outstanding.

(b)           The Convertible Preferred Stock and the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock will be, when issued, duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable federal and state securities Laws, and such shares will not be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right, and will be free and clear of all liens, except restrictions imposed by the Securities Act and any applicable foreign and state securities Laws, and transfer restrictions expressly set forth in the Transaction Documents (including Section 5.06 hereof). The Convertible Preferred Stock, when issued, and the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Company Organizational Documents, as amended by the Certificate of Designations. The maximum number of Underlying Shares initially issuable upon conversion of the Convertible Preferred Stock have been duly reserved for such issuance.

Section 3.03.          Authority; Noncontravention. (a) The execution, delivery and performance by the Company of each of the Transaction Documents has been duly authorized by the Company. Each Transaction Document, assuming due authorization, execution and delivery by the Investor, shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”). The Board or a duly authorized committee thereof has approved, or at the request of the Investor will approve in advance of the Closing, for the express purpose of exempting each such transaction from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 thereunder to the extent applicable and the transactions contemplated by the Transaction Documents, including the acquisition of the Purchased Shares, any disposition of such Purchased Shares, any acquisition of Common Stock upon conversion of the Purchased Shares, any deemed acquisition or disposition in connection therewith, and all transactions with the Company related thereto.

(b)           Neither the execution and delivery of this Agreement, the other Transaction Documents by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the Company Organizational Documents, or (ii) (x) violate any Law or Judgment applicable to the Company or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its subsidiaries, as applicable, is a party or accelerate the Company’s or, if applicable, any of its subsidiaries’ obligations under any such Contract, except in the case of clause (ii), as would not reasonably be expected to have a Material Adverse Effect.

Section 3.04.          Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Securities Act and the Exchange Act, (b) compliance with the rules and regulations of the Nasdaq and (c) compliance with any applicable state securities or “Blue Sky” laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement, the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have a Material Adverse Effect.

Section 3.05.          Sale of Securities. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4.05, the sale and issuance of the Purchased Shares pursuant to this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act.

Section 3.06.          Investment Company. The Company is not, and will not be, after giving effect to the offer and sale of the Purchased Shares, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.07.          Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Purchased Shares.

Section 3.08.          SEC Documents. (a) From January 1, 2025 to the date of this Agreement, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act (including pursuant to any timely filed notifications of late filings) (collectively, the “SEC Documents”). As of their respective SEC filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as the case may be, applicable to such SEC Documents, and none of the SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, (i) the Company is a Well-Known Seasoned Issuer as defined in Rule 405 under the Securities Act and is eligible to file a registration statement on Form S-3ASR, (ii) none of the Company’s subsidiaries is required to file any documents with the SEC, (iii) there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents and (iv) to the knowledge of the Company, none of the SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(b)           The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the SEC Documents (i) complied as to form, as of their respective dates of filing with the SEC in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (x) as may be indicated in the notes thereto or (y) as permitted by Regulation S-X), and (iii) fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c)           The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Since the end of the Company’s most recent audited fiscal year, neither the Company nor, to the knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. As of the date hereof, the Company is in compliance in all material respects with the applicable listing requirements and corporate governance rules and regulations of Nasdaq.

Section 3.09.          Brokers and Other Advisors. Except as disclosed in Schedule 1 hereto, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection with the Transactions, based upon arrangements made by or on behalf of the Company or any of its Affiliates.

Section 3.10.          No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in Article 4 hereof, the Company hereby acknowledges that neither the Investor nor any of its Affiliates or Representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Investor.

Article 4

Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

Section 4.01.          Organization; Standing. The Investor is a single shareholder limited liability company organized under the laws of the Kingdom of Saudi Arabia and has all requisite power and authority necessary to enter into and perform its obligations under this Agreement.

Section 4.02.          Authority; Noncontravention. (a) The Investor has all necessary power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the Transactions have been duly authorized and approved by all necessary action on the part of the Investor, and no further action, approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the Transactions. This Agreement has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.

(b)           Neither the execution and delivery of this Agreement or the other Transaction Documents by the Investor to which it is a party, nor the consummation of the Transactions by the Investor, nor the performance or compliance by the Investor with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate of formation, operating agreement or other comparable charter or organizational documents of the Investor, or (ii) (x) violate any Law or Judgment applicable to the Investor or any of its subsidiaries, or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which the Investor or any of its subsidiaries is a party or accelerate the Investor’s or, if applicable, any of its subsidiaries’, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.03.          Governmental Approvals. No consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority that would be required to be obtained or made by or on behalf of the Investor is necessary for the execution and delivery of this Agreement and the Registration Rights Agreement by the Investor, the performance by the Investor of its obligations hereunder and thereunder and the consummation by the Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.04.          Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection with the Transactions, based upon arrangements made by or on behalf of the Investor or any of its Affiliates.

Section 4.05.          Private Placement Matters. The Investor acknowledges that the offer and sale of the Purchased Shares and the Underlying Shares have not been registered under the Securities Act or under any state or other applicable securities Laws. The Investor (a) acknowledges that it is acquiring the Purchased Shares and any Underlying Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer, or otherwise dispose of any Purchased Shares or Underlying Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Shares and any Underlying Shares and of making an informed investment decision, (d) is an institutional “accredited investor” (as that term is defined by Rule 501 of the Securities Act), and (e) (1) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares and Underlying Shares, (2) has had an opportunity to discuss (including by asking questions) with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (3) can bear the economic risk of (i) an investment in the Purchased Shares and any Underlying Shares indefinitely and (ii) a total loss in respect of such investment. The Investor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Purchased Shares and Underlying Shares and to protect its own interest in connection with such investment. The Investor further acknowledges that each Purchased Shares will initially constitute a “control security” and a “restricted security” under U.S. securities laws and will contain (and any Underlying Share issued upon conversion of a Purchased Shares that is such a control security and restricted security will contain) a legend to that effect in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

THESE SECURITIES ARE HELD BY A PERSON WHO IS CONSIDERED AN AFFILIATE FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). NO TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT THESE SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.”

Section 4.06.          Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by the Investor and its respective Representatives, the Investor and its respective Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, in each case containing forward-looking information, regarding the Company and its subsidiaries and their respective businesses and operations. The Investor hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans to the extent each of them contain forward-looking information, with which the Investor is familiar, that the Investor is making its own evaluation of the adequacy and accuracy of such forward-looking information so furnished to the Investor (including the reasonableness of the assumptions underlying such forward-looking information), and that, other than for Fraud, gross negligence and/or willful misconduct the Investor will have no claim against the Company or any of its subsidiaries, or any of their respective Representatives, with respect thereto.

Section 4.07.          No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article 3 hereof, the Investor hereby acknowledges that neither the Company nor any of its Affiliates or Representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company’s capital stock, the Company or any of its subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects. The Investor hereby acknowledges (for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, the Investor has relied on the results of their own independent investigation.

Article 5

Additional Agreements

Section 5.01.          Further Action; Commercially Reasonable Efforts; Filings. Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate the Transactions in accordance with the terms and conditions hereof and of the Transaction Documents to which it is a party, including (i) the obtaining of all necessary actions, waivers, registrations, permits, authorizations, orders, consents and approvals from Governmental Authorities, the expiry or early termination of any applicable waiting periods, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid a legal action or proceeding by, any Governmental Authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, any third parties necessary, proper or advisable to consummate the Transactions, and (iii) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement and the other Transaction Documents.

Section 5.02.          Public Disclosure. The Investor and the Company shall, and shall cause their Affiliates to, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions or the Placement, and shall not issue any such press release or make any such public statement without the consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except as such release or announcement that the Investor or the Company determines, after consultation with outside legal counsel, is required or deemed advisable by applicable Law, Judgment, court or regulatory process or the rules and regulations of any national securities exchange or national securities quotation system. For the avoidance of doubt, nothing in this Section 5.02 or Section 5.03 shall prevent the Company from making a filing with the SEC on Form 8-K (or other applicable form) relating to the Transactions and the Placement as required by Law. Notwithstanding the foregoing, this Section 5.02 shall not apply to any press release or other public statement made by the Company that does not contain any information relating to the Transactions or the Placement that has not been previously announced or made public in accordance with the terms of this Agreement and that is made in the ordinary course of business.

Section 5.03.          Confidentiality. Confidentiality provisions of the Investor Rights Agreement shall apply with respect to any information (including oral, written and electronic information) concerning the Company, its subsidiaries or its Affiliates that may be furnished to the Investor, its Affiliates or their respective Representatives by or on behalf of the Company or any of its Representatives in connection with this Agreement.

Section 5.04.          Tax Matters.

(a)           The Company shall pay any and all documentary, stamp and similar issuance or transfer taxes (“Tax”) due on (x) the issuance of the Purchased Shares and, upon conversion or exercise of any Purchased Shares, the issuance of any Underlying Shares to the beneficial owner of such Purchased Shares immediately prior to such conversion. However, in the case of the issuance of any Underlying Shares, the Company shall not be required to pay any Tax that may be payable in respect of any transfer involved in the issuance and delivery of Underlying Shares to a beneficial owner other than the beneficial owner of the Purchased Shares being converted immediately prior to such conversion, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such Tax, or has established to the satisfaction of the Company that such Tax has been paid.

(b)           Each of the Company and the Investor agree that (i) the Convertible Preferred Stock is intended to be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations promulgated thereunder, and (ii) it will not take any positions or actions inconsistent with such treatment (including in tax filings) unless otherwise required following an audit in which the foregoing treatment was diligently defended.

(c)           The Company shall notify the Investor on or about the beginning of each taxable year of the Company during which the Convertible Preferred Stock is outstanding (and at such other times as reasonably requested by the Investor) regarding whether the Company is then projected to have current or accumulated “earnings and profits” (“E&P”) within the meaning of Section 316 of the Code with respect to such taxable year and, in the event current or accumulated E&P is projected for such taxable year, will provide the Investor with an estimate of E&P for such taxable year.

(d)           Notwithstanding anything herein to the contrary, the Company shall have the right to (i) reduce the amount of any dividend reflected as an increase in Accrued Value (as defined in the Certificate of Designations), (ii) deduct and withhold from any payment or distribution (whether in cash or otherwise) made with respect to the Convertible Preferred Stock (or the issuance of Underlying Shares upon conversion of any Convertible Preferred Stock, or upon a redemption or repurchase of such stock by the Company), and (iii) deduct and withhold in connection with any adjustment to the conversion rate of the Convertible Preferred Stock, in each case, such amounts as are required to be deducted or withheld with respect to such increase in Accrued Value, payment, distribution, issuance, or adjustment under any applicable tax Law, provided that the Company shall use good faith efforts to reduce any such withholding by applying any applicable exemptions, adjustments or procedures, including without limitation the procedures of Treasury Regulation Section 1.1441-3(c)(2) regarding withholding based on reasonable estimates of accumulated or current earnings and profits. If the Company is required to withhold or otherwise remit any taxes with respect to an Investor under applicable tax law (and after using good faith efforts to reduce any such withholding by applying any applicable exemptions, adjustments or procedures, including without limitation the procedures of Treasury Regulation Section 1.1441-3(c)(2) regarding withholding based on reasonable estimates of accumulated or current earnings and profits) in connection with an increase in Accrued Value, an adjustment to the conversion rate of the Convertible Preferred Stock or other deemed distribution, it may reduce the amount of any dividend reflected as an increase in Accrued Value, or deduct and withhold the required amount from actual payments of dividends or any other amount payable on the Convertible Preferred Stock (including any payment of Common Stock in connection with a conversion of the Convertible Preferred Stock). To the extent that any amounts are so reduced, deducted or withheld as described in this Section 5.04(d), such reduced, deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such reduction, deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Authority on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Convertible Preferred Stock, the Company shall be entitled to effect any such amounts against any amounts otherwise payable in respect of such stock (or the issuance of Underlying Shares upon conversion of any Convertible Preferred Stock, or upon a redemption or repurchase of such stock by the Company).

Section 5.05.          Delivery of Purchased Shares After the Closing. The Company shall deliver, or cause to be delivered, a book-entry statement evidencing the Purchased Shares within five (5) Business Days after the Closing Date.

Section 5.06.          Transfer and Hedging Restrictions.

(a)           The Investor hereby agrees that, during the period beginning on the Closing Date and ending on the date that is twelve (12) months after the Closing Date (the “Lock-Up Period”), the Investor will not, without the prior written consent of the Company, (1) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Convertible Preferred Stock or any shares of Common Stock issued pursuant to the terms thereof (collectively, the “Lock-Up Securities”), (2) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Convertible Preferred Stock, Common Stock or other securities, in cash or otherwise or (3) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss that results from a decline in the market price of the Lock-Up Securities.

(b)           Notwithstanding Section 5.06(a), and subject to the conditions set forth below in this Section 5.06(b), the Investor may transfer the Lock-Up Securities without the prior written consent of the Company during the Lock-Up Period, provided that in the case of any transfer of Lock-Up Securities pursuant to clauses (i) through (iv) of this Section 5.06(b), (1) each donee, trustee, distributee, or transferee, as the case may be, shall agree in writing to be similarly bound during the balance of the Lock-Up Period, (2) any such transfer shall not involve a disposition for value, (3) any required public report or filing (including filings under Section 16(a) of the Exchange Act) shall disclose the nature of such transfer and that the Lock-Up Securities remain subject to the terms set forth in this Section 5.06, and (4) the Investor does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)           as a bona fide gift or gifts, including to charitable organizations; or

(ii)          to any Permitted Transferee; or

(iii)         to a nominee or custodian of any Person to whom a transfer would be permissible under clauses (i) or (ii) above; or

(iv)         pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board and made to all holders of shares of the Company’s capital stock involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Investor’s Lock-Up Securities shall remain subject to this Section 5.06.

For purposes of Section 5.06, “Change of Control” means the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a Person or group of affiliated Persons, of the Company’s voting securities if, after such transfer or acquisition, such Person or group of affiliated Persons would beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) more than 90% of the outstanding voting securities of the Company.

(c)           Nothing in this Section 5.06 shall prohibit the resale registration set forth in the Registration Rights Agreement, including any filings with the SEC related to such resale registration.

(d)           Any attempted transfer in violation of this Section 5.06 shall be null and void ab initio.

(e)           The Investor agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with this Section 5.06.

Section 5.07.          Nasdaq Listing. Prior to the Closing Date, the Company will submit a Listing of Additional Shares Notification Form to Nasdaq with respect to the shares of Common Stock that are required to be initially reserved for issuance pursuant to Section 5.08.

Section 5.08.          Conversion Shares. The Company will reserve and keep available at all times, free of preemptive or similar rights, shares of Common Stock as required pursuant to Section 7.5 of the Certificate of Designations.

Section 5.09.          Stockholder Consent. The parties agree to cooperate reasonably to obtain the Requisite Stockholder Approval (as defined in the Certificate of Designations or respective Existing Certificates of Designations) with respect to the Convertible Preferred Stock and the Company’s Series A and Series B convertible preferred stock no later than 18 months following the Closing. In connection therewith, (i) the Investor agrees that no later than 18 months following the Closing, the Investor will deliver an executed written consent or other approval in respect of the Requisite Stockholder Approval and (ii) the Company will distribute any information or proxy statement (in form and substance reasonably required in connection with the Requisite Stockholder Approval in accordance with appliable Laws).

Section 5.10.          Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction that may result in the Investor, its Affiliates, or any director appointed to the Board by the Investor (an “Appointed Director”) being deemed to have made a disposition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if any Appointed Director is serving on the Board at such time or has served on the Board during the preceding six (6) months, then (i) the Board will pre-approve such disposition of equity securities or derivatives thereof for the express purpose of exempting the Investor’s, its Affiliates’ and any Appointed Director’s interests (to the extent the Investor or its Affiliates may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and Company capital stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition by the Investor, the Investor’s Affiliates and/or any Appointed Director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Investor or its Affiliates that will serve on the board of directors (or its equivalent) of such other issuer, then if the Investor requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall use reasonable best efforts to request that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Investor’s, its Affiliates’ and any Appointed Director’s (for the Investor and/or its Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Article 6

Conditions to Closing

Section 6.01.          Condition to the Obligations of the Company and the Investor. The respective obligations of each of the Company and the Investor to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the conditions that no Judgment shall be enacted, promulgated, issued, entered, or threatened by any Governmental Authority and no applicable Law (collectively, “Restraints”) shall be in effect enjoining or otherwise prohibiting consummation of this Agreement.

Section 6.02.          Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)           the representations and warranties of the Investor set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and

(b)           the Investor shall have complied with or performed in all material respects its obligations and covenants required to be complied with or performed by it pursuant to this Agreement at or prior to such Closing.

Section 6.03.          Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)           the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)           the Company shall have complied with or performed in all material respects its obligations and covenants required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(c)            the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the Placement;

(d)           no stop order or suspension of trading shall have been imposed by the Nasdaq, the SEC or any other Governmental Authority with respect to the public trading in the Common Stock;

(e)            the Common Stock shall be listed on the Nasdaq; and

(f)            the Investor Rights Agreement (as amended in the form of Exhibit B hereto) shall be in full force and effect.

Article 7

Termination; Survival

Section 7.01.          Termination. This Agreement shall terminate automatically upon delivery of the Purchased Shares to the Investor on the Closing Date. This Agreement may be terminated earlier:

(a)            by the mutual written consent of the Company and the Investor;

(b)           by either the Company or the Investor, if any Restraint enjoining or otherwise prohibiting consummation of this Agreement shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b) shall have used the required efforts to cause the conditions to Closing to be satisfied in accordance with Section 5.01;

(c)            by the Investor, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) shall not have been cured within thirty (30) calendar days following receipt by the Company of written notice of such breach or failure to perform from the Investor stating the Investor’s intention to terminate this Agreement pursuant to this Section 7.01(c) and the basis for such termination; provided that the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.01(c) if the Investor is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of any condition set forth in Section 6.02(a) or Section 6.02(b) to be satisfied; or

(d)           by the Company, if the Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) shall not have been cured within thirty (30) calendar days following receipt by the Investor of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(d) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of any condition set forth in Section 6.03(a) or Section 6.03(b) to be satisfied.

Section 7.02.          Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Article 1, Section 5.01, Section 5.03, Section 5.06, Section 5.08, this Section 7.02 and Article 8, all of which shall survive termination of this Agreement), and there shall be no liability on the part of the Investor or the Company or their respective directors, officers and Affiliates, except that no such termination shall relieve any party from liability for damages to another party resulting from a willful and material breach of this Agreement.

Section 7.03.          Survival. Subject to Section 7.02, all of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. The representations and warranties made as of the Closing Date shall survive until the Closing Date and shall then expire. Notwithstanding any other provision set forth in this Agreement, the maximum liability of the Company under or relating to this Agreement to the extent relating to or arising out of any breach of the representations and warranties expressly set forth in this Agreement shall, with respect to the Transactions, in no event exceed the Aggregate Purchase Price paid by the Investor for the Purchased Shares pursuant to this Agreement.

Article 8

Miscellaneous

Section 8.01.          Amendments; Waivers. Subject to compliance with applicable Law, this Agreement and the exhibits hereto (including the Certificate of Designations) may be amended or supplemented in any and all respects by written agreement of the parties hereto; provided that the consent of the parties shall not be unreasonably withheld, conditioned or delayed with respect to any amendment or modification to the Certificate of Designations necessary to comply with applicable Law and any amendment to or waiver of the provisions, terms and conditions of this Agreement that are addressed in the Certificate of Designations shall be permitted only as specified such agreement.

Section 8.02.          Extension of Time, Waiver, Etc. The Company and the Investor may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or the Investor in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.03.          Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that without the prior written consent of the Company, the Investor may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees, including as contemplated in Section 5.06, so long as the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned.

Section 8.04.          Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 8.05.          Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the other Transaction Documents and the Certificate of Designations, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 8.06.          Governing Law; Jurisdiction. (a) This Agreement and all matters, claims or legal actions or proceedings (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

(b)           All legal actions or proceedings arising out of or relating to this Agreement shall be heard and determined in the courts of the State of New York located in the City and County of New York, Borough of Manhattan, or in the United States District Court for the Southern District of New York and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such legal action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such legal action or proceeding. Each party hereto agrees that service of process upon such party in any legal action or proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.09. The parties hereto agree that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post judgment relief regarding, or any appeal from, a final trial court judgment.

Section 8.07.          Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, might not be an adequate remedy, might occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause the Closing to occur, and that time is of the essence. Subject to the determination of a court of competent jurisdiction, the parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the Company to cause the Closing to be consummated on the terms and subject to the conditions set forth in the Transaction Documents) in the courts described in Section 8.06, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.08.          WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (c) IT MAKES SUCH WAIVER VOLUNTARILY AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.08.

Section 8.09.          Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses or to such other address or email address as such party may hereafter specify in writing to the other party hereto:

(a)            If to the Company, to it at:

Lucid Group, Inc.
7373 Gateway Boulevard
Newark, CA 94560
Attention: Legal Department
E-mail:       Legal@lucidmotors.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Palo Alto, CA 94301

Attention: Thomas J. Ivey

    Brian D. Paulson
E-mail: thomas.ivey@skadden.com
                brian.paulson@skadden.com

(b)           If to the Investor, to it at the address specified on the signature page hereto.

All such notices, requests and other communications shall be deemed received (1) on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt, or (2) on the next succeeding business day in the place of receipt.

Section 8.10.          Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 8.11.          Expenses. Except as otherwise expressly provided in the Transaction Documents, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the other Transaction Documents shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 8.12.          Interpretation. (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.

(b)           The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

LUCID GROUP, INC.

By:	/s/ Taoufiq Boussaid
	Name:	Taoufiq Boussaid
	Title:	Chief Financial Officer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

AYAR THIRD INVESTMENT COMPANY

By:	/s/ Turqi A. Alnowaiser
	Name:	Turqi A. Alnowaiser
	Title:	Authorized Manager

Number of Purchased Shares: 55,000 Shares

Prince Turki bin Abdul Aziz Al-Awal Road
P.O. Box 6847
Riyadh 11452
Kingdom of Saudi Arabia

Attention:	Turqi Alnowaiser Yasir Alsalman
Email:	talnowaiser@pif.gov.sa yalsalman@pif.gov.sa lightning.investment@pif.gov.sa lightning.legal@pif.gov.sa Intl.operations@pif.gov.sa with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10017

Attention:	Richard Birns Stewart McDowell
Email:	rbirns@gibsondunn.com smcdowell@gibsondunn.com

Exhibit A

FORM OF SERIES C CONVERTIBLE PREFERRED STOCK
CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS OF
SERIES C CONVERTIBLE PREFERRED STOCK OF
LUCID GROUP, INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

Lucid Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter, the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof) (the “Board”) as required by Section 151 of the General Corporation Law of the State of Delaware (the “General Corporation Law”):

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated from time to time (the “Certificate of Incorporation”), there is hereby created and provided out of the authorized but unissued preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”), a new series of Preferred Stock, and there is hereby stated and fixed the number of shares constituting such series and the designation of such series and the powers, preferences and relative, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of such series as follows:

1.             Designation. There shall be a series of Preferred Stock that shall be designated as “Series C Convertible Preferred Stock”, par value $0.0001 per share (the “Series C Convertible Preferred Stock”), and the initial number of shares constituting such series (“Shares” and each a “Share”) shall be 55,000 (the “Initial Share Number”). The rights, preferences, powers, restrictions and limitations of the Series C Convertible Preferred Stock shall be as set forth herein. The Series C Convertible Preferred Stock shall be issued in book-entry form on the Corporation’s share ledger, subject to the rights of holders to receive certificated Shares under the General Corporation Law.

2.             Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Accrued Value” means, with respect to any Share, on any date, the sum of (a) the Initial Value plus (b) all Compounded Returns on such Share as of such date and plus (c) in the case of the determination of the Accrued Value for purposes of calculating the Minimum Consideration, the Fundamental Change Repurchase Price, the Redemption Price, the Liquidation Preference or the amount due upon conversion of any Share of Series C Convertible Preferred Stock pursuant to a Mandatory Conversion or upon conversion pursuant to Section 7.1, accrued Dividends from the last Dividend Payment Date to, and including, the Relevant Date, the Fundamental Change Repurchase Date, the Mandatory Conversion Time, the Redemption Date, the Conversion Date or the date of Liquidation, as the case may be.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, that, for purposes of this Certificate of Designations only, the Corporation shall not be deemed an Affiliate of the PIF Investor or any of the PIF Investor’s Affiliates. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding the foregoing, no governmental entity (other than a commercial entity acting in a commercial capacity) and no sovereign or political subdivision of The Kingdom of Saudi Arabia shall be considered an Affiliate of the PIF Investor.

“Annual Dividend Rate” means 9% per annum, subject to increase pursuant to Section 11.

“Beneficial Owner” has the meaning set forth in Section 7.4(a).

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“Beneficial Ownership Limitation” means, at any time, (a) 9.9% of the total shares of Common Stock outstanding at such time with respect to any Other Investor and (b) infinity with respect to the PIF Investor; provided that, notwithstanding the foregoing, any Holder shall have the right to increase or decrease the Beneficial Ownership Limitation with respect to itself to any other number, with any increase to be effective only upon such Holder providing the Corporation with prior written notice of such increase, which shall be effective sixty-one (61) days after delivery of such notice to the Corporation.

“Board” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that, for the avoidance of doubt, Convertible Indebtedness shall not constitute “Capital Stock”.

“Cash Dividend Securities” means, collectively, each class or series of Capital Stock of the Corporation now existing or hereafter authorized, classified, reclassified or otherwise created, the terms of which provide for cash dividends, whether or not such class or series are Dividend Junior Securities, Dividend Parity Securities or Dividend Senior Securities; provided that Cash Dividend Securities shall not include the Common Stock.

“Certificate of Designations” means this Certificate of Designations of the Series C Convertible Preferred Stock of the Corporation.

“Certificate of Incorporation” has the meaning set forth in the Recitals.

“Closing Price” of the Common Stock (or other securities) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other securities) is traded. If the Common Stock (or other securities) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Price” shall be the last quoted bid price for the Common Stock (or other securities) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or other securities) is not so quoted, the “Closing Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock (or other securities) on the relevant date from a nationally recognized “bulge-bracket” independent investment banking firm selected by the Corporation for this purpose.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Corporation, subject to Section 7.7(f).

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“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion, Fundamental Change Repurchase Offer or Optional Redemption, as the case may be, if:

(a)           either (i) each share of Common Stock to be issued upon such Mandatory Conversion, Fundamental Change Repurchase Offer or Optional Redemption of any share of Series C Convertible Preferred Stock would be eligible to be offered, sold or otherwise transferred by the Holder of such share of Series C Convertible Preferred Stock (assuming for purposes of this definition that such Holder is not an Affiliate of the Corporation and has not been an Affiliate of the Corporation in the immediately preceding three months) pursuant to Rule 144, without any requirements as to volume, manner of sale, or notice, and the current public information requirements of Rule 144(c) and Rule 144(i)(2) are satisfied as of the date the related Mandatory Conversion Notice, Fundamental Change Notice or Redemption Notice is sent to such Holder and such requirements are reasonably expected by the Corporation to be satisfied continuously during the period from, and including, the date the related Mandatory Conversion Notice, Fundamental Change Notice or Redemption Notice is sent to such Holder to, and including, the thirtieth (30th) calendar day after the date such share of Common Stock is issued; or (ii) the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Corporation to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Mandatory Conversion Notice, Fundamental Change Notice or Redemption Notice is sent to such Holder to, and including, the thirtieth (30th) calendar day after the date such share of Common Stock is issued; provided that each Holder will supply all information reasonably requested by the Corporation for inclusion, and required to be included, in any registration statement, prospectus or prospectus supplement related to the resale of the Common Stock issuable upon conversion of the Series C Convertible Preferred Stock pursuant to this clause (a)(ii); provided further that if a Holder fails to provide such information to the Corporation within fifteen (15) calendar days following any such request, then this clause (a)(ii) will automatically be deemed to be satisfied with respect to such Holder; and

(b)           each share of Common Stock referred to in clause (a) above, when sold or otherwise transferred pursuant to Rule 144 or the registration statement referred to in such clause, as applicable will, when issued, be listed and admitted for trading on any of, the Nasdaq Global Select Market, the Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors).

“Compounded Returns” has the meaning set forth in Section 4.2.

“Conversion Date” has the meaning set forth in Section 7.3(a).

“Conversion Price” has the meaning set forth in Section 7.1.

“Conversion Rights” has the meaning set forth in Section 7.

“Conversion Share Cap” means the number of shares of Common Stock equal to [(i) 19.99% of the total number of shares of Common Stock outstanding as of the Issue Date, minus the number of shares of the Common Stock issued in any offerings that would be integrated with the issuance of Series C Convertible Preferred Stock on the Initial Issue Date for purposes of Rule 5635(d) of the Listing Rules, divided by (ii) Initial Share Number]1 (such number of shares subject to proportionate adjustment for share dividends, share splits or share combinations with respect to the Common Stock).

“Conversion Shares” means the shares of Common Stock then issuable upon conversion of the Series C Convertible Preferred Stock in accordance with the terms of Section 7.

“Convertible Indebtedness” means the Corporation’s 1.25% Convertible Senior Notes due 2026, 5.00% Convertible Senior Notes due 2030, 7.00% Convertible Senior Notes due 2031 and any other debt securities convertible into, or exchangeable for, Capital Stock of the Corporation.

“Corporation” has the meaning set forth in the Preamble.

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LCID <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent “bulge-bracket” investment banking firm retained for this purpose by the Corporation). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

1 Note to Draft: To be replaced with the exact number before this Certificate of Designations is filed with Delaware.

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“Distributed Property” has the meaning set forth in Section 7.7(c).

“Dividend Junior Securities” means, collectively, the Common Stock and each other class or series of Capital Stock of the Corporation now existing or hereafter authorized, classified, reclassified or otherwise created, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series C Convertible Preferred Stock as to dividend rights.

“Dividend Parity Securities” means the Series A convertible preferred shares, par value $0.0001 per share, the Series B convertible preferred shares, par value $0.0001 per share, and any class or series of Capital Stock of the Corporation hereafter authorized, classified, reclassified or otherwise created in compliance with the terms of this Certificate of Designations the terms of which expressly provide that such class or series ranks pari passu with the Series C Convertible Preferred Stock as to dividend rights, and includes the Series C Convertible Preferred Stock authorized and created in compliance with the terms of this Certificate of Designations.

“Dividend Payment Date” shall mean March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2026; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on the Series C Convertible Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day (without any interest, and with any additional accumulated dividends in connection with such additional Business Day(s) being recognized in the Dividend Period commencing on such Dividend Payment Date).

“Dividend Payment Record Date” shall mean March 15, June 15, September 15 and December 15 of each year; provided that if any such Dividend Payment Record Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Record Date shall instead be the immediately succeeding Business Day.

“Dividend Period” shall mean the period commencing on and including a Dividend Payment Date (or, in the case of the initial Dividend Period, the Initial Issue Date) and shall end on and include the day immediately preceding the next Dividend Payment Date.

“Dividend Senior Securities” means any class or series of Capital Stock of the Corporation hereafter authorized, classified, reclassified or otherwise created in compliance with the terms of this Certificate of Designations the terms of which expressly provide that such class or series ranks senior to the Series C Convertible Preferred Stock or otherwise has preference or priority over the Series C Convertible Preferred Stock as to dividend rights.

“DTC” has the meaning set forth in Section 7.3(a).

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Credit Agreements” means (i) that certain Credit Agreement, dated as of June 9, 2022, by and among the Corporation, as the Borrower Representative, the other Borrowers party thereto from time to time, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent, as amended, amended and restated, modified or waived from time to time (each term used here not otherwise defined has the meaning ascribed to such term therein); and (ii) that certain Credit Agreement, dated as of August 4, 2024, by and among the Corporation, as the Borrower, the Lenders party thereto and Ayar Third Investment Company, as Administrative Agent, as amended, amended and restated, modified or waived from time to time (each term used here not otherwise defined has the meaning ascribed to such term therein).

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“Family Member” means with respect to any natural person, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such natural person. For purposes of this definition, lineal descendants include adopted persons, but only if such adopted persons were adopted while a minor.

“Fundamental Change” shall be deemed to have occurred at the time after the Series C Convertible Preferred Stock is originally issued if any of the following occurs:

(a)           a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than (w) the Corporation, (x) its Wholly Owned Subsidiaries, (y) their respective employee benefit plans or (z) any Permitted Party, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Corporation’s then-outstanding Common Stock;

(b)           the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one of the Corporation’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Corporation’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)           the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or

(d)           the Common Stock (or other common stock underlying the Series C Convertible Preferred Stock) ceases to be listed or quoted on any of the Nasdaq Global Select Market, the Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors);

provided, however, that a transaction or event described in clause (a) or (b) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters’ rights), in connection with such transaction or event, consists of shares of Common Equity listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Reorganization Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act. If any transaction in which the Common Stock is replaced by the common stock or other Common Equity of another entity occurs, following completion of the Fundamental Change Repurchase Date designated by the Corporation, references to the Corporation in this definition shall instead be references to such other entity.

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“Fundamental Change Notice” has the meaning set forth in Section 9.2(a).

“Fundamental Change Repurchase Date” has the meaning set forth in Section 9.2(b).

“Fundamental Change Repurchase Offer” has the meaning set forth in Section 9.1.

“Fundamental Change Repurchase Price” has the meaning set forth in Section 9.1.

“General Corporation Law” has the meaning set forth in the Preamble.

“Global Preferred Shares” has the meaning set forth in Section 16.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator (public or private) or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational. For the avoidance of doubt, the PIF Investor shall not be deemed a Governmental Authority for purposes of this Certificate of Designations.

“Holder” means a holder of outstanding shares of Series C Convertible Preferred Stock.

“Initial Issue Date” means April 28, 2026.

“Initial Value” means $10,000.00 per Share.

“Issue Date” means, with respect to each Share, the date on which such Share was originally issued.

“Laws” means all state or federal laws, common law, statutes, ordinances, codes, rules or regulations, orders, executive orders, judgments, injunctions, governmental guidelines or interpretations that have the force of law, Permits, decrees, or other similar requirements enacted, adopted, promulgated, or applied by any Governmental Authority.

“Liquidation” means any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

“Liquidation Junior Securities” means, collectively, the Common Stock and each other class or series of Capital Stock of the Corporation now existing or hereafter authorized, classified, reclassified or otherwise created, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series C Convertible Preferred Stock as to rights on the distribution of assets on any Liquidation or redemption.

“Liquidation Parity Securities” means the Series A convertible preferred shares, par value $0.0001 per share, the Series B convertible preferred shares, par value $0.0001 per share, and any class or series of Capital Stock of the Corporation hereafter authorized, classified, reclassified or otherwise created in compliance with the terms of this Certificate of Designations the terms of which expressly provide that such class or series ranks pari passu with the Series C Convertible Preferred Stock as to rights on the distribution of assets upon Liquidation or redemption, and includes the Series C Convertible Preferred Stock authorized and created in compliance with the terms of this Certificate of Designations.

“Liquidation Preference” has the meaning set forth in Section 5.1.

“Liquidation Senior Securities” means any class or series of Capital Stock of the Corporation hereafter authorized, classified, reclassified or otherwise created in compliance with the terms of this Certificate of Designations the terms of which expressly provide that such class or series ranks senior to the Series C Convertible Preferred Stock or otherwise has preference or priority over the Series C Convertible Preferred Stock as to rights on the distribution of assets on any Liquidation or redemption.

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“Listing Rules” means the rules of the Nasdaq Stock Market LLC.

“Mandatory Conversion” has the meaning set forth in Section 8.1.

“Mandatory Conversion Notice” has the meaning set forth in Section 8.2.

“Mandatory Conversion Right” has the meaning set forth in Section 8.1.

“Mandatory Conversion Time” has the meaning set forth in Section 8.2.

“Market Disruption Event” means, for the purposes of determining Daily VWAPs (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Minimum Consideration” means, in respect of a Mandatory Conversion, an Optional Redemption, a Fundamental Change or a Liquidation, an amount per Share of Series C Convertible Preferred Stock determined as of the Relevant Date for such event equal to (i) the Accrued Value per Share as of such date multiplied by (ii) the “Relevant Percentage” determined by reference to the table below:

Time Since Initial Issue Date as of Relevant Date	Relevant Percentage:
0 months	100.0%
12 months	108.5%
24 months	117.7%
36 months	127.7%
48 months	138.6%
60 months	150.4%
72 months	163.2%
84 months	177.0%
96 months	192.1%
108 months	208.4%

If the date of determination falls in between two time periods referenced in the chart above, the Relevant Percentage shall be determined by the Corporation in good faith and a commercially reasonable manner by an interpolation between the Relevant Percentages set forth for the earlier and later dates of determination.

If the date of determination falls after the final date listed in the chart above, the Relevant Percentage shall be determined by the Corporation in good faith and a commercially reasonable manner by applying to the relevant Accrued Value the implied annualized growth rate based on the chart above (giving effect to compounding on an annual basis) by reference to the time since issuance as of the applicable date of determination.

“Note Hedge Option” means any hedging agreement (including, but not limited to, any bond hedge transaction, call option transaction, or capped call transaction), whether settled in cash or Capital Stock of the Corporation, that is entered into in connection with any Convertible Indebtedness, the purpose of which is to reduce potential dilution to the Corporation’s Capital Stock and/or offset the Corporation’s obligation to make certain cash payments upon conversion or exchange of such Convertible Indebtedness.

“Notice of Conversion” has the meaning set forth in Section 7.3(a).

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“Optional Redemption” has the meaning set forth in Section 10.1.

“Other Investor” means any investor, apart from the PIF Investor or any of the PIF Investor’s Affiliates, that is the beneficial holder of Series C Convertible Preferred Stock.

“Participating Dividend” has the meaning set forth in Section 7.7(h).

“Permits” means all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities.

“Permitted Party” means the PIF Investor, the Public Investment Fund or any of their respective Affiliates. If any such Permitted Party is a natural person, “Permitted Party” shall include: (i) a “Permitted Trust” (as defined in this Section 2) of such person that is solely for the benefit of (1) such person; (2) one or more Family Members of such person; or (3) any other Permitted Party that is an Affiliate of such person; or (ii) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (1) such person; (2) one or more Family Members of such person; or (3) any other Permitted Party that is an Affiliate of such person.

“Permitted Trust” of a person means a bona fide trust where each trustee is (i) such person; (ii) a Family Member of such person; or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments, acting in such capacity.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“PIF Investor” means Ayar Third Investment Company, a single shareholder limited liability company organized under the laws of the Kingdom of Saudi Arabia.

“Preferred Stock” has the meaning set forth in the Recitals.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board, by statute, by contract or otherwise).

“Redemption Date” has the meaning set forth in Section 10.2(a).

“Redemption Notice” has the meaning set forth in Section 10.2(a).

“Redemption Price” has the meaning set forth in Section 10.1.

“Reference Property” has the meaning set forth in Section 7.7(f).

“Register” means the securities register maintained in respect of the Series C Convertible Preferred Stock by the Corporation, or, to the extent the Corporation has engaged a transfer agent, the Transfer Agent.

“Relevant Date” means, as the case may be, the date of the Mandatory Conversion Notice, in the case of a Mandatory Conversion Time, the Fundamental Change Repurchase Date, in the case of a Fundamental Change Repurchase Date, the date of a Redemption Notice, in the case of a Redemption Date, date of Liquidation, in the case of a Liquidation, or the Conversion Date, in the case of an optional conversion that requires cash settlement provided in Section 7.4(e)(B).

“Relevant Price” means, with respect to a Mandatory Conversion Time, Fundamental Change Repurchase Date, Redemption Date or an optional conversion that requires cash settlement provided in Section 7.4(e)(B), the arithmetic average of the Daily VWAPs of the Common Stock (or other securities for which the Relevant Price is to be determined) over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the Relevant Date for such event; provided that in the case of an Optional Redemption, the word “five” above shall be replaced by “twenty (20)”.

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“Reorganization Event” has the meaning set forth in Section 7.7(f).

“Required Holders” means, as of any date of determination, the Holders of a majority of the issued and then-outstanding shares of Series C Convertible Preferred Stock.

“Requisite Stockholder Approval” means the stockholder approval contemplated by Rule 5635(d) of the Listing Rules.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series C Convertible Preferred Stock” has the meaning set forth in Section 1.

“Share Delivery Date” has the meaning set forth in Section 7.3(a).

“Shares” and “Share” have the meaning set forth in Section 1.

“Spin-Off” has the meaning set forth in Section 7.7(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Closing Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided further, that for purposes of determining Daily VWAPs only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the Nasdaq Global Select Market or, if the Common Stock is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transfer Agent” means such agent or agents of the Corporation as may be designated by the Board or its duly authorized designee as the transfer agent, registrar and dividend disbursing agent for the Series C Convertible Preferred Stock or, if the Corporation is serving as its own transfer agent, the Corporation.

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“Trigger Event” has the meaning set forth in Section 7.7(c).

“Valuation Period” has the meaning set forth in Section 7.7(c).

“Voting Cap” means a number of votes per Share (subject to adjustment for any share split or share dividend) equal to [the quotient of (i) 19.99% of the total voting power of the Corporation outstanding immediately prior to the Initial Issue Date, minus the voting power of the Common Stock issued in any offerings that would be integrated with the issuance of Series C Convertible Preferred Stock on the Initial Issue Date for purposes of Rule 5635(d) of the Listing Rules and (ii) the Initial Share Number, rounded to the nearest ten-thousandth, with any one-hundred thousandths rounded downward]2.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

3.             Rank. All shares of the Series C Convertible Preferred Stock shall rank (a) senior to (i) Dividend Junior Securities with respect to the payment of dividends; and (ii) Liquidation Junior Securities with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Securities with respect to the payment of dividends; and (ii) Liquidation Parity Securities with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Securities with respect to the payment of dividends; and (ii) Liquidation Senior Securities with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.

4.             Dividends.

4.1           Dividend Rate on Series C Convertible Preferred Stock. For each share of Series C Convertible Preferred Stock, from the Issue Date with respect to such share, cumulative dividends shall accrue on the Accrued Value of each share of Series C Convertible Preferred Stock at the Annual Dividend Rate, as determined and paid in the manner described in this Section 4.1 and Section 4.2. Dividends on each share of Series C Convertible Preferred Stock shall accrue daily from and after the applicable Issue Date of such share but shall compound on a quarterly basis, to the extent not paid, on each Dividend Payment Date (i.e., no dividends shall accrue on unpaid dividends unless and until the first Dividend Payment Date for such unpaid dividends has passed), whether or not earned or declared, and whether or not there are earnings or profits, surplus or other funds or assets of the Corporation legally available for the payment of dividends. Dividends that are payable on the Series C Convertible Preferred Stock on any Dividend Payment Date shall be payable to Holders as they appear on the Register on the applicable Dividend Payment Record Date.

Dividends on the Series C Convertible Preferred Stock in respect of any Dividend Period shall be payable in arrears and shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months.

4.2           Payment of Dividends. With respect to any Dividend Payment Date, to the extent permitted by applicable law, dividends shall be reflected in the form of an increase to the Accrued Value of each Share (“Compounded Returns”). Dividends for the applicable Dividend Period shall accumulate on the Accrued Value as of the most recent Dividend Payment Date at the Annual Dividend Rate whether or not declared, and whether or not there are funds legally available for the payment or declaration of dividends.

2 Note to Draft: To be replaced with the exact number before this Certificate of Designations is filed with Delaware.

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4.3           No Other Dividends. Shares of Series C Convertible Preferred Stock shall entitle the Holders thereof only to the dividends expressly provided for herein unless otherwise declared by the Board.

4.4           Junior and Parity Securities. So long as any share of the Series C Convertible Preferred Stock remains outstanding, no Dividend Parity Securities, Liquidation Parity Securities, Dividend Junior Securities or Liquidation Junior Securities shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless all accumulated and unpaid dividends on the shares of Series C Convertible Preferred Stock for all preceding Dividend Periods have been declared or accrued upon all outstanding shares of Series C Convertible Preferred Stock, provided that the preceding does not apply to purchases pursuant to (v) an exchange for or conversion or reclassification into other securities that are not Dividend Senior Securities, Liquidation Senior Securities, Dividend Parity Securities, Liquidation Parity Securities and/or Cash Dividend Securities, (w) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation in the ordinary course of business, (x) the entry into, settlement or termination of any Note Hedge Option, or (y) purchases of fractional interests in shares of Capital Stock upon conversion or exchange of securities that are not Dividend Senior Securities or Liquidation Senior Securities. When dividends on shares of Series C Convertible Preferred Stock have not been paid in full or accrued on any Dividend Payment Date, (x) no dividends may be declared or paid on any Dividend Parity Securities unless dividends are declared on the Series C Convertible Preferred Stock such that the respective amounts of such dividends declared on the Series C Convertible Preferred Stock and each such other class or series of Dividend Parity Securities shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Series C Convertible Preferred Stock and such class or series of Dividend Parity Securities (subject to their having been declared by the Board out of legally available funds) bear to each other, in proportion to their respective liquidation preferences at the time of declaration (provided that any unpaid dividends on the Series C Convertible Preferred Stock will continue to accrue and accumulate) and (y) no dividends may be declared or paid on any Dividend Junior Securities.

5.             Liquidation.

5.1           Liquidation. Upon any Liquidation, each Holder shall be entitled to receive, with respect to each share of then-outstanding Series C Convertible Preferred Stock by reason of such Holder’s ownership thereof, out of the assets of the Corporation available for distribution to its stockholders, pari passu with the holders of any Liquidation Parity Securities, but before any distribution or payment out of the assets of the Corporation shall be made to the holders of Liquidation Junior Securities by reason of their ownership thereof, an amount in cash equal to the greater of (a) the Minimum Consideration and (b) the amount that such Holder would have received with respect to such share of Series C Convertible Preferred Stock based on its Accrued Value if all shares of Series C Convertible Preferred Stock had been converted at their Accrued Value (regardless of whether they were actually converted and without regard to any limitations on convertibility or to whether sufficient shares of Common Stock are available out of the Corporation’s authorized but unissued stock for the purpose of effecting such conversion) into shares of Common Stock on the Business Day immediately prior to the Liquidation (the greater of (a) and (b), the “Liquidation Preference”).

5.2           Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a Liquidation, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Corporation into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Corporation be deemed to be a Liquidation.

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5.3           Insufficient Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to the Holders and any other Liquidation Parity Securities shall be insufficient to pay the Holders and any other Liquidation Parity Securities the full preferential amount to which they are entitled under Section 5.1, (a) the Holders and any other Liquidation Parity Securities shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts that would otherwise be payable in respect of the shares of Series C Convertible Preferred Stock and any other Liquidation Parity Securities in the aggregate upon such Liquidation if all amounts payable on or with respect to such shares of Series C Convertible Preferred Stock and any other Liquidation Parity Securities were paid in full, and (b) the Corporation shall not make or agree to make, or set aside for the benefit of the holders of Liquidation Junior Securities, any payments to the holders of Liquidation Junior Securities by reason of their ownership thereof.

5.4           Notice Requirement. In the event of any Liquidation, the Corporation shall, within ten (10) days of the date the Board approves such action, or no later than twenty (20) days of any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each Holder written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each Holder of such material change.

5.5           General. In the event of any Liquidation, after the payment to any Holder of the full amount of the Liquidation Preference for each of such Holder’s shares of Series C Convertible Preferred Stock, such Holder shall have no right or claim to any of the remaining assets of the Corporation by reason of its ownership of the Series C Convertible Preferred Stock. The Corporation shall not be required to set aside funds to protect the Liquidation Preference of the Series C Convertible Preferred Stock.

6.             Voting.

6.1           General. Except as otherwise provided herein or by applicable Law or the rules of any stock exchange on which the Corporation’s securities are listed, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation and on which matter holders of the Common Stock shall be entitled to vote, each Holder shall be entitled to the number of votes equal to the number of whole shares of Common Stock (rounded to the nearest whole share) into which the aggregate shares of Series C Convertible Preferred Stock held by such Holder are convertible on the record date for determining stockholders entitled to vote on such matter (as adjusted from time to time after the applicable Issue Date pursuant to Section 7 but without regard to any limitations on convertibility or to whether sufficient shares of Common Stock are available out of the Corporation’s authorized but unissued stock for the purpose of effecting the conversion of the Series C Convertible Preferred Stock). Holders shall be entitled to notice of any meeting of stockholders and, except as otherwise provided herein or otherwise required by Law, to vote together as a single class with the holders of Common Stock and any other class or series of stock entitled to vote thereon. For the avoidance of doubt, the voting power of the Holders of Series C Convertible Preferred Stock is subject to Section 6.2, unless the Corporation shall have obtained the Requisite Stockholder Approval.

6.2           Voting Limitations. Notwithstanding the foregoing, to the extent the quotient of the Accrued Value and the Conversion Price would exceed the Voting Cap, each Share shall be entitled to a number of votes per Share equal to the Voting Cap, with the number of votes per Holder determined as the product (rounded down to the nearest whole Share) of the aggregate number of Shares held by such Holder on the record date for determining stockholders entitled to vote on such matter and the Voting Cap; provided, that this Section 6.2 shall no longer apply after the Corporation has obtained the Requisite Stockholder Approval.

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6.3           Series C Convertible Preferred Stock Protective Provisions.

(a)           As long as at least 10% of the aggregate number of shares of the Series C Convertible Preferred Stock issued on the Initial Issue Date remain outstanding, the Corporation shall not, and shall not permit any Subsidiary to, directly or indirectly (whether by amending the certificate of incorporation of the Corporation (including this Certificate of Designations) or any such Subsidiary, or by reclassification, merger, consolidation, reorganization, recapitalization or otherwise) do any of the following without (in addition to any other vote required by applicable Law or the Certificate of Incorporation) the written consent or affirmative vote of the Required Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(i)           create or authorize the creation of (including by increasing the authorized amount of) or issue any Liquidation Senior Securities, Dividend Senior Securities, Liquidation Parity Securities, Dividend Parity Securities, Cash Dividend Securities or any securities convertible into or exercisable or exchangeable for any of the foregoing securities;

(ii)          reclassify or modify any existing class or series of equity securities in a manner that would result in such class or series of equity securities being Liquidation Senior Securities or Dividend Senior Securities, Liquidation Parity Securities or Dividend Parity Securities or Cash Dividend Securities;

(iii)         decrease the number of authorized shares of Series C Convertible Preferred Stock (except for such decreases as permitted by Sections 7.3(a) or 8.2 hereunder);

(iv)         alter, change or amend the terms, rights, preferences or privileges of the Series C Convertible Preferred Stock in any manner adverse to Holders; or

(v)          amend, waive, alter or repeal any provision of its certificate of incorporation, bylaws or comparable organizational documents in a manner that would adversely affect the Series C Convertible Preferred Stock or the rights, preferences or privileges of the Series C Convertible Preferred Stock; provided, however, that each of the following will be deemed not to adversely affect the terms, rights, preferences or privileges of the Series C Convertible Preferred Stock and will not require any vote or consent pursuant to Section 6.3(a)(iv) or Section 6.3(a)(v):

(I)           any increase in the number of the authorized but unissued shares of the Corporation’s undesignated preferred stock;

(II)          the creation and issuance, or increase in the authorized or issued number, of any shares of any class or series of Capital Stock that is not Dividend Senior Securities, Liquidation Senior Securities, Dividend Parity Securities, Liquidation Parity Securities or Cash Dividend Securities; and

(III)         the application of Section 7.7(f), including the execution and delivery of any supplemental instruments pursuant to Section 7.7(f) solely to give effect to such provision;

provided, further, that, insomuch as they relate to Liquidation Parity Securities, Dividend Parity Securities and Cash Dividend Securities, the restrictions set forth in Sections 6.3(a)(i) and (ii) above shall apply only for so long as the PIF Investor owns at least 50% of the shares of Series C Convertible Preferred Stock issued and outstanding.

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(b)           The Corporation agrees it shall comply with the covenants under Section 6.01 of each of the Existing Credit Agreements or any equivalent provision in any facility incurred by the Corporation to refinance any of the Existing Credit Agreements (in each case, including any future modifications, amendments or waivers to any such covenant), which agreement shall remain in full force for so long as the PIF Investor owns at least 50% of the shares of Series C Convertible Preferred Stock issued on the Initial Issue Date; provided that this covenant may be waived with the sole consent of the PIF Investor.

6.4           Amendments. Without the consent of the Holders of the Series C Convertible Preferred Stock, the Corporation may amend, alter, supplement, or repeal any terms of the Certificate of Incorporation, bylaws, this Certificate of Designations and any certificate representing the Series C Convertible Preferred Stock for the following purposes: (i) to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument; (ii) to make any provision with respect to matters or questions relating to the Series C Convertible Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations and that does not adversely affect the rights of any Holder of Series C Convertible Preferred Stock in any material respect; or (iii) to make any other change that does not adversely affect the rights of any Holder of our Series C Convertible Preferred Stock (other than any Holder that consents to such change).

7.             Conversion. The Holders shall have conversion rights as follows (the “Conversion Rights”):

7.1           Right to Convert. Each share of Series C Convertible Preferred Stock shall be convertible, at the option of the respective Holder, from time to time after the Initial Issue Date, and without the payment of additional consideration by the Holder, (a) at any time that the Closing Price per share of the Common Stock on the Trading Day immediately preceding the date on which the Holder delivers the relevant Notice of Conversion is at least $16.30 (subject to adjustment at the same time and in the same manner as the Conversion Price as provided in Section 7.7), unless the Corporation otherwise consents to such conversion in its sole discretion, or (b) in all events from the date of any Fundamental Change Repurchase Notice or Redemption Notice until 5:00 p.m. New York City time on the Business Day immediately preceding the later of the effective date of any Fundamental Change and the Fundamental Change Repurchase Date or any Redemption Date, as the case may be, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the applicable Accrued Value as of the Conversion Date by (ii) the applicable Conversion Price in effect as of the Conversion Date. The “Conversion Price” shall initially be equal to $10.8160. The rate at which shares of Series C Convertible Preferred Stock may be converted into shares of Common Stock shall be subject to adjustment as provided in this Section 7. In the event any shares of Series C Convertible Preferred Stock are to be repurchased by the Corporation pursuant to Section 9.1 or redeemed by the Corporation pursuant to Section 10.1, the Conversion Rights of the shares designated for repurchase or redemption shall terminate at the close of business on the second Business Day immediately preceding the relevant Fundamental Change Repurchase Date or Redemption Date, unless the applicable Fundamental Change Repurchase Price or Redemption Price is not paid in full on such Fundamental Change Repurchase Date or Redemption Date, as the case may be (including by way of deposit of funds in trust pursuant to Section 9.4 or Section 10.3, as applicable), in which case the Conversion Rights for such shares shall continue until such price is paid in full.

7.2           Fractional Shares. The Corporation shall not issue any fractional shares of Common Stock upon conversion of Series C Convertible Preferred Stock and in the event that any conversion of the shares of Series C Convertible Preferred Stock would result in the issuance of a fractional share, the number of shares of Common Stock issued or issuable to such Holder shall be rounded up to the nearest whole share of Common Stock. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Convertible Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable to such Holder upon such conversion.

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7.3           Procedures for Conversion; Effect of Conversion.

(a)           Procedures for Holder Conversion. Holders shall effect conversions by providing the Corporation with a written notice of conversion (a “Notice of Conversion”) delivered in accordance with Section 13 on any Business Day (such Business Day, the “Conversion Date”). Each Notice of Conversion shall specify the number of shares of Series C Convertible Preferred Stock to be converted. The shares of Common Stock shall be deemed to have been issued, and the Holder or any other Person so designated to be deemed to have become a holder of record of such shares for all purposes, as of the close of business on the Conversion Date (prior to the close of business on the Conversion Date, the Common Stock issuable upon conversion of Series C Convertible Preferred Stock shall not be outstanding, or deemed to be outstanding, for any purpose and Holders shall have no rights, powers, preferences or privileges with respect to such Common Stock by virtue of holding Series C Convertible Preferred Stock). To effect conversions of shares of Series C Convertible Preferred Stock in certificated form, a Holder shall not be required to surrender the certificate(s) representing the shares of Series C Convertible Preferred Stock to the Corporation unless all of the shares of Series C Convertible Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series C Convertible Preferred Stock promptly following the Conversion Date at issue. Conversions of less than the total amount of shares of Series C Convertible Preferred Stock represented by a certificate held by the Holder will have the effect of lowering the outstanding number of shares of Series C Convertible Preferred Stock held by such Holder by an amount equal to the number of such shares so converted, as if the original stock certificate(s) were cancelled and one or more new stock certificates evidencing the new number of shares of the Series C Convertible Preferred Stock were issued; provided, however, that in such cases the Holder may request that the Corporation deliver to the Holder a certificate representing such non-converted shares of Series C Convertible Preferred Stock; provided, further, that the failure of the Corporation to deliver such new certificate shall not affect the rights of the Holder to submit a further Notice of Conversion with respect to such Series C Convertible Preferred Stock and, in any such case, the Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Notice of Conversion. To effect the conversion of shares of any Series C Convertible Preferred Stock, Holders must comply with the applicable procedures established from time to time by the Transfer Agent and, in the case of Global Preferred Shares, The Depository Trust Company (The Depository Trust Company or any successor thereto, “DTC”). Not later than 10:00 am (New York City time) on the second Trading Day after each Conversion Date if shares are to be delivered in book-entry form or within five (5) Business Days otherwise (or, if later, the Trading Day after the Holder has paid in full any applicable transfer taxes and duties) (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered (through the facilities of DTC and the Transfer Agent or in certificated form, as applicable), to the converting Holder the number of shares of Common Stock being acquired upon the conversion of the Series C Convertible Preferred Stock. If, in the case of any Notice of Conversion, such shares of Common Stock are not delivered to the applicable Holder or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation in accordance with Section 13 at any time on or before its receipt of such shares of Common Stock, to rescind such conversion, in which event the Corporation shall promptly return to the Holder any original Series C Convertible Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the shares of Common Stock issued to such Holder pursuant to the rescinded Notice of Conversion.

(b)           All shares of Series C Convertible Preferred Stock which shall have been surrendered for conversion as herein provided (but subject to the last sentence of Section 7.3(a)) shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the time of conversion, except only the right of the Holders thereof to receive shares of Common Stock in exchange therefor based on the Accrued Value as of such date as determined in accordance with this Certificate of Designations. Any shares of Series C Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the Series C Convertible Preferred Stock accordingly and restore such shares to the status of authorized but unissued shares of Preferred Stock.

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7.4           Limitation on Conversion Rights.

(a)           Ownership Limitation. Notwithstanding anything to the contrary in this Certificate of Designations, no shares of Common Stock will be issued or delivered upon any proposed conversion, redemption or repurchase of any Series C Convertible Preferred Stock of any Holder thereof, and no Series C Convertible Preferred Stock of any Holder thereof will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would cause such Holder to become, directly or indirectly, a Beneficial Owner of a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. For purposes of this Section 7.4 only, a Person shall be deemed the “Beneficial Owner” of and shall be deemed to beneficially own any shares Common Stock that such Person or any of such person’s affiliates (as defined in Rule 12b-2 under the Exchange Act) or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, together with any Common Stock beneficially owned by any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act. Subject to the following proviso, for purposes of this Section 7.4 only, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder as in effect on the date hereof; provided that the number of shares of Common Stock beneficially owned by such Person and its affiliates and associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act shall include the number of shares of Common Stock issuable upon exercise or conversion of any of the Corporation’s securities or rights to acquire the Common Stock, whether or not such securities or rights are currently exercisable or convertible or are exercisable or convertible only after the passage of time (including the number of shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock in respect of which the beneficial ownership determination is being made), but shall exclude the number of shares of Common Stock that would be issuable upon (A) conversion of the remaining, unconverted portion of any Series C Convertible Preferred Stock beneficially owned by such Person or any of its affiliates or associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act and (B) exercise or conversion of the unexercised or unconverted portion of any of the Corporation’s other securities subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its affiliates or associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act. For the avoidance of doubt, the term “Beneficial Owner” as used in this Section 7.4 shall not include (i) with respect to any Global Preferred Share, the nominee of the depositary for such Global Preferred Share or any Person having an account with such depositary or its nominee or (ii) with respect to any certificated Share, the Holder of such certificated Share unless, in each case, such nominee, account holder or Holder shall also be a Beneficial Owner of such Share.

(b)           Conversions Void. Any purported conversion (and delivery of shares of Common Stock upon conversion of the Series C Convertible Preferred Stock) will be void and have no effect to the extent, but only to the extent, that such conversion and delivery would result in any Holder becoming the Beneficial Owner of shares of Common Stock outstanding at such time in excess of the Beneficial Ownership Limitation. For the avoidance of doubt, a Holder or the Corporation, as the case may be, may effect a conversion up to the Beneficial Ownership Limitation, subject to the other requirements of this Certificate of Designations applicable to such conversion.

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(c)           Proceeds on Conversion. Except as otherwise provided herein, if any consideration otherwise due upon the proposed conversion of any shares of Series C Convertible Preferred Stock pursuant to a conversion is not delivered as a result of the Beneficial Ownership Limitation, then the Corporation’s obligation to deliver such consideration will not be extinguished, and the Corporation will deliver such consideration (and the relevant shares of Series C Convertible Preferred Stock shall be deemed converted) in accordance with the provisions under Section 7.3 or Section 8, as the case may be, on or as promptly as practicable after the date sixty-one (61) days after the earlier of (A) the applicable Holder giving notice to the Corporation (i) that after such delivery, the Beneficial Ownership Limitation would not be exceeded or (ii) requesting such delivery, or (B) the 90th day following the proposed Conversion Date. A Holder will provide evidence as soon as reasonably practicable after its Beneficial Ownership is such that additional shares of Common Stock issuable upon conversion of Series C Convertible Preferred Stock may be delivered without causing such Holder’s Beneficial Ownership to exceed the Beneficial Ownership Limitation.

(d)           Requisite Stockholder Approval. Notwithstanding anything to the contrary herein, the number of shares of Common Stock deliverable per share of Series C Convertible Preferred Stock upon conversion, redemption or repurchase of the Series C Convertible Preferred Stock shall not exceed the Conversion Share Cap unless the Corporation shall have obtained the Requisite Stockholder Approval.

(e)           Effect of Conversion Limitations. For the avoidance of doubt, (i) the limitations under this Section 7.4 shall apply in respect of all deliveries of Common Stock hereunder, including optional conversions pursuant to Section 7 hereof, Mandatory Conversions pursuant to Section 8 hereof (including in fulfillment of any additional amount due pursuant to the proviso to Section 8.1), in respect of any portion of the Fundamental Change Repurchase Price due in respect of a Fundamental Change pursuant to Section 9 hereof and in respect of any portion of the Redemption Price due in respect of an Optional Redemption pursuant to Section 10 hereof and (ii) until the consideration due upon the optional conversion, Mandatory Conversion, Fundamental Change Repurchase or Optional Redemption of any shares of Series C Convertible Preferred Stock that would have been delivered but for this Section 7.4 is delivered, such Shares shall be deemed not to have been converted, redeemed or repurchased, as the case may be; however, (A) with respect to conversion restricted by Section 7.4(a), dividends shall cease to accumulate thereon on the proposed Conversion Date, Redemption Date or Fundamental Change Repurchase Date, as the case may be, and the consideration ultimately paid out in respect thereof shall not be increased to take into account any dividends on or after the proposed Conversion Date, Redemption Date or Fundamental Change Repurchase Date, as the case may be, and (B) with respect to conversion restricted by Section 7.4(d), the Common Stock consideration due upon the optional conversion, Mandatory Conversion, Fundamental Change Repurchase or Optional Redemption of any shares of Series C Convertible Preferred Stock that would have been delivered but for this Section 7.4(d) shall be payable solely in cash in an amount equal to (x) the number of such shares of Common Stock that would have been delivered but were not actually delivered as a result of Section 7.4(d) multiplied by (y) the then applicable Relevant Price; provided, that, for the avoidance of doubt, this clause (B) shall no longer apply after the Corporation has obtained the Requisite Stockholder Approval.

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7.5           Reservation of Stock. The Corporation shall, at all times when any shares of Series C Convertible Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued shares of Capital Stock, solely for the purpose of issuance upon the conversion of the Series C Convertible Preferred Stock, for each share of then outstanding Series C Convertible Preferred Stock, the number of shares of Common Stock issuable upon the conversion thereof pursuant to Section 7.1 based on the then applicable Conversion Price (taking into account any adjustment to such number of shares so issuable in accordance with Section 7.7 hereof), determined by assuming (x) initially, Compounded Returns through the June 30, 2029 Dividend Payment Date and (y) prior to the start of each successive three-year period commencing on June 30, 2029, Compounded Returns for the next three-year period following the preceding one; provided, that in no event shall the Corporation be required to reserve Common Stock in excess of its authorized Common Stock. In the event that any such reservation of shares shall be determined by the Corporation to be insufficient in light of the circumstances, the Corporation shall promptly adjust such reservation amount. In the event that the Corporation would be required to reserve Common Stock in excess of its authorized Common Stock, the Corporation will use its best efforts to increase its number of authorized shares of Common Stock as necessary to satisfy its obligations under this Certificate of Designations as promptly as reasonably practicable. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable Law or governmental regulation and shall use commercially reasonable efforts to take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any requirements of any securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its Capital Stock in any manner which would prevent the timely conversion of the shares of Series C Convertible Preferred Stock.

7.6           No Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of shares of Series C Convertible Preferred Stock pursuant to this Certificate of Designations shall be made without payment of additional consideration by, or other charge, cost or tax to, the Holder in respect thereof. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Convertible Preferred Stock pursuant to this Certificate of Designations. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Convertible Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

7.7           Adjustment to Conversion Price and Number of Conversion Shares. The Conversion Price shall be adjusted from time to time by the Corporation if any of the following events occurs, except that the Corporation shall not make any adjustments to the Conversion Price if Holders of the Series C Convertible Preferred Stock participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Series C Convertible Preferred Stock, in any of the transactions described in Sections 7.7(a), (b), (c), (d) or (e), without having to convert their Series C Convertible Preferred Stock, as if they held a number of shares of Common Stock equal to the number of shares of Common Stock into which the number of Shares held by such Holder are then convertible pursuant to Section 7.1 (without regard to any limitations on conversion).

(a)           Subdivisions, Combinations and Stock Dividends. If the Corporation exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Corporation effects a share split or share combination (in each case excluding an issuance solely pursuant to a Reorganization Event, as to which the provisions of Section 7.7(f) shall apply), the Conversion Price shall be adjusted based on the following formula:

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where,

CP0	=	the Conversion Price in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CP’	=	the Conversion Price in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable (before giving effect to any such dividend, distribution, split or combination); and

OS’	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 7.7(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 7.7(a) is declared but not so paid or made, the Conversion Price shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(b)           Rights Offerings. If the Corporation distributes to all or substantially all holders of the Common Stock any rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 7.7(c) shall apply) entitling them, for a period of not more than sixty (60) calendar days after the announcement date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the arithmetic average of the Daily VWAPs of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Price shall be decreased based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the close of business on the Record Date for such distribution;

CP'	=	the Conversion Price in effect immediately after the close of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the arithmetic average of the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

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Any decrease made under this Section 7.7(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price shall be increased to the Conversion Price that would then be in effect had the decrease with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such Record Date for such distribution had not occurred.

For purposes of this Section 7.7(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such arithmetic average of the Daily VWAPs of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Corporation in good faith.

(c)           Distributed Property; Spin-Offs. If the Corporation distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions, rights, options or warrants as to which an adjustment was effected (or would be required without regard to Section 7.7(j)) pursuant to Section 7.7(a) or Section 7.7(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 7.7(d) shall apply, (iii) Spin-Offs as to which the provisions set forth below in this Section 7.7(c) shall apply, (iv) except as otherwise described in Section 7.7(g), rights issued or otherwise distributed pursuant to a stockholder rights plan and (v) a distribution solely pursuant to a Reorganization Event, as to which the provisions of Section 7.7(1) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Price shall be decreased based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the close of business on the Record Date for such distribution;

CP'	=	the Conversion Price in effect immediately after the close of business on such Record Date;

SP0	=	the arithmetic average of the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Corporation in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any decrease made under the portion of this Section 7.7(c) above shall become effective immediately after the close of business on the Record Date for such distribution. To the extent such distribution is not so paid or made, the Conversion Price shall be increased to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, each Holder of a Share shall receive, in respect of each such Share, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock that such Share would have been convertible into at the Conversion Price in effect on the Record Date for the distribution. If the Corporation in good faith determines the “FMV” (as defined above) of any distribution for purposes of this Section 7.7(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

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If the Corporation distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Reorganization Event, as to which the provisions of Section 7.7(f) shall apply; or (y) a tender offer or exchange offer for shares of the Common Stock, as to which the provisions of Section 7.7(e) shall apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Price shall be decreased based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the end of the Valuation Period;

CP'	=	the Conversion Price in effect immediately after the end of the Valuation Period;

FMV0	=	the product of (x) the arithmetic average of the Daily VWAPs per share or unit of the Capital Stock or equity interests distributed to holders of the Common Stock (determined by reference to the definitions of Daily VWAP, Trading Day and Market Disruption Event as if references therein to Common Stock (or its securities exchange ticker) were instead references to such Capital Stock or similar equity interests (or its securities exchange ticker)) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

MP0	=	the arithmetic average of the Daily VWAPs of the Common Stock for each Trading Day in the Valuation Period.

The decrease to the Conversion Price under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Series C Convertible Preferred Stock, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Price for such conversion. To the extent any dividend or distribution of the type described above in this Section 7.7(c) is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

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(d)           Cash Dividends. If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Price shall be adjusted based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CP'	=	the Conversion Price in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Corporation distributes to all or substantially all holders of the Common Stock.

Any decrease pursuant to this Section 7.7(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. To the extent such dividend or distribution is not so paid, the Conversion Price shall be increased, effective as of the date the Board determines not to make or pay such dividend or distribution, to be the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SPo” (as defined above), in lieu of the foregoing increase, each Holder of a Share shall receive, in respect of each such Share, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock that such Share would have been convertible into at the Conversion Price in effect on the Record Date for the distribution.

(e)           Tender and Exchange Offers. If the Corporation or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act (or any successor rule)), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock (determined as of the expiration time of such offer by the Corporation in good faith) exceeds the Closing Price per share of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price shall be decreased based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CP'	=	the Conversion Price in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value, as of the time such tender or exchange offer expires, of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer (such aggregate value to be determined, other than with respect to cash, by the Corporation in good faith);

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OS0	=	the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS'	=	the number of shares of Common Stock outstanding immediately after the time such tender or exchange offer expires (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP'	=	the arithmetic average of the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The decrease to the Conversion Price under this Section 7.7(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Series C Convertible Preferred Stock, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the Conversion Date in determining the Conversion Price for such conversion.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(f)            Adjustment for Reorganization Events. If there shall occur any:

(i)           recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii)          consolidation, merger, combination or binding or statutory share exchange involving the Corporation;

(iii)         sale, lease or other transfer of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person; or

(iv)         other similar event,

in each case, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (a “Reorganization Event”), then following any such Reorganization Event, each share of Series C Convertible Preferred Stock shall remain outstanding and be convertible into the number, kind and amount of securities, cash or other property which a Holder would have received in such Reorganization Event had such Holder converted its shares of Series C Convertible Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of such Reorganization Event (the “Reference Property”); and, in such case, appropriate adjustment shall be made in the application of the provisions set forth in this Section 7.7 with respect to the rights and interests thereafter of the Holders, to the end that the provisions set forth in this Section 7.7 (including provisions with respect to changes in and other adjustments of the Conversion Price, to the extent the Reference Property consists of property other than cash and the Holders do not participate, on an as-converted basis, in applicable events with respect thereto) and Section 9 shall thereafter be applicable in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Convertible Preferred Stock. The Corporation (or any successor thereto) shall, no later than the Business Day after the effective date of such Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that each share of Series C Convertible Preferred Stock will be convertible into under this Section 7.7(f). Failure to deliver such notice shall not affect the operation of this Section 7.7(f). The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), conversion of the Series C Convertible Preferred Stock in a manner that is consistent with and gives effect to this Section 7.7(f) and (ii) to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made (as determined by the Corporation in good faith) in the agreements governing such Reorganization Event for the conversion of the Series C Convertible Preferred Stock into the Reference Property and the assumption by such Person of the obligations of the Corporation under this Certificate of Designations.

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If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then for the purposes of this Section 7.7(f), the Reference Property into which the Series C Convertible Preferred Stock shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration per share actually received by holders of Common Stock. The Corporation shall notify holders and the Transfer Agent of the weighted average as soon as practicable after such determination is made.

(g)           Stockholder Rights Plans. If the Corporation has a stockholder rights plan in effect upon conversion of the Series C Convertible Preferred Stock, each share of Common Stock issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Series C Convertible Preferred Stock, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Price shall be adjusted at the time of separation as if the Corporation distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 7.7(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h)           Participating Dividends. Without limitation of Section 6.4, in the event the Corporation shall make or issue, or, if earlier, fix a Record Date for the determination of holders of Common Stock entitled to receive, a dividend or distribution of cash or property (other than Common Stock) the Corporation shall simultaneously declare and pay a dividend in cash or such other property on the Series C Convertible Preferred Stock (each, a “Participating Dividend”) on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Series C Convertible Preferred Stock then outstanding had been converted pursuant to Section 7 (without regard to the limitations on convertibility set forth in the first sentence of Section 7.1, but subject to the other limitations set forth therein, including Section 7.4(d)) as of immediately prior to the Record Date of the applicable dividend (or if no Record Date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined).

(i)            Rounding; Par Value. All calculations under Section 7 shall be made to the nearest 1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be (with 5/100,000ths rounded upward). No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock.

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(j)            Adjustment Deferral. If an adjustment to the Conversion Price otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Conversion Price, then the Corporation may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Price; (2) the Conversion Date of any share of Series C Convertible Preferred Stock; (3) the effective date of any Fundamental Change; (4) the date of any Redemption Notice; (5) the date of any Mandatory Conversion Notice; and (6) the occurrence of any vote of the stockholders of the Corporation.

(k)           Certificate as to Adjustment.

(i)           Promptly following any adjustment of the Conversion Price, the Corporation shall furnish to each Holder at the address specified for such Holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such Holder, which may be an electronic mail address) a certificate of an officer of the Corporation setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)          As promptly as reasonably practicable following the receipt by the Corporation of a written request by any Holder, but in any event not later than thirty (30) days thereafter, the Corporation shall furnish to such Holder a certificate of an officer of the Corporation certifying the Conversion Price then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities or assets then issuable to such Holder upon conversion of the shares of Series C Convertible Preferred Stock held by such Holder.

(l)            Notices. In the event that the Corporation shall take a record of the holders of its Common Stock (or other Capital Stock or securities at the time issuable upon conversion of the Series C Convertible Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of Capital Stock of any class or any other securities, or to receive any other security, then, unless the Corporation has previously publicly announced such information (including through filing such information with the SEC), the Corporation shall send or cause to be sent to each at the address specified for such Holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such Holder, which may be an electronic mail address) at least ten (10) calendar days prior to the applicable record date, the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent.

(m)          Non-Circumvention. For the avoidance of doubt, the adjustments provided in this Section 7.7 may not result in the Holders exceeding the Beneficial Ownership Limitation or, until such time as the Requisite Stockholder Approval has been obtained, the Conversion Share Cap per share of Series C Convertible Preferred Stock.

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8.             Mandatory Conversion.

8.1           Mandatory Conversion Event. On or after the third anniversary of the Initial Issue Date, if at any time (i) the Daily VWAP of the Common Stock has been at least 200% of the Conversion Price for at least twenty (20) Trading Days (whether or not consecutive) during any thirty (30) consecutive Trading Days (including the last day of such period) and (ii) the Common Stock Liquidity Conditions are satisfied, then the Corporation shall have the right (the “Mandatory Conversion Right”), exercisable at its election, to cause all or any portion of the outstanding shares of Series C Convertible Preferred Stock to convert into Common Stock on the 10th Business Day following the delivery of the Mandatory Conversion Notice, at the effective applicable Conversion Price on such 10th Business Day in accordance with Section 7 (such conversion, a “Mandatory Conversion”); provided that, the Corporation shall pay an additional amount per share of Series C Convertible Preferred Stock (payable in cash, shares of Common Stock valued based on the Relevant Price (with the number of shares of Common Stock rounded up to the nearest whole share of Common Stock) or a combination thereof, at the Corporation’s election) equal to the greater of (x) the difference between (i) the Minimum Consideration as of the Relevant Date and (ii) the value (based on the Relevant Price) of the shares of Common Stock to be delivered upon such Mandatory Conversion without regard to this proviso and (y) zero.

8.2           Procedural Requirements. If the Corporation elects to exercise the Mandatory Conversion Right, all Holders of the Series C Convertible Preferred Stock subject to such Mandatory Conversion shall be sent written notice of the Corporation’s exercise of the Mandatory Conversion Right, the Mandatory Conversion Time, the calculation of any additional amount payable pursuant to the proviso to Section 8.1 and the proportion of such additional amount to be paid in cash and the proportion to be paid in shares of Common Stock and the place designated for Mandatory Conversion of such shares of Series C Convertible Preferred Stock pursuant to this Section 8.2 (such notice, the “Mandatory Conversion Notice”) (including to or through DTC and the Transfer Agent, if applicable). The Corporation shall send such notice setting forth the details and time for such conversion (the time of such conversion, the “Mandatory Conversion Time”, and the date of which shall constitute a Conversion Date in respect of the Mandatory Conversion) within fifteen (15) Business Days following the completion of the applicable thirty (30) Trading Day period referred to in Section 8.1. Prior to the Mandatory Conversion Time specified in the Mandatory Conversion Notice, each Holder shall surrender its certificate or certificates (if any) for all such shares (or, if such Holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and bond of indemnity, if requested, in each case reasonably satisfactory to the Corporation) to the Corporation at the place designated in such notice (or comply with the applicable delivery procedures of the Transfer Agent and DTC, if applicable). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the Holder or such Holder’s attorney duly authorized in writing. All rights with respect to the shares of Series C Convertible Preferred Stock converted pursuant to Section 8.1, including the rights to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the Holder or Holders thereof to surrender the certificates at or prior to such time or comply with the applicable procedures of the Transfer Agent and DTC), except only the rights of the Holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit) therefor or compliance with the applicable procedures of the Transfer Agent and DTC, as applicable, to receive the items provided for in the next sentence of this Section 8.2. As soon as practicable after the Mandatory Conversion Time but no later than the Share Delivery Date, the Corporation shall deliver, or cause to be delivered (in certificated form or through the facilities of the Transfer Agent or DTC, as applicable), to the Holder, or to its nominees, the number of full shares of Common Stock being acquired upon the conversion of the Series C Convertible Preferred Stock pursuant to this Section 8.2 based on the Accrued Value as of such date as determined in accordance with this Certificate of Designations, together with any additional amount payable in cash or shares of Common Stock pursuant to the proviso to Section 8.1; provided, that notwithstanding the foregoing, if the Corporation elects to deliver shares of its Common Stock in satisfaction of any additional amount payable pursuant to Section 8.1, subject to the listing rules of any stock exchange on which the Common Stock may then be listed, the Corporation will use commercially reasonable efforts to deliver to the relevant Holder such Common Stock by the Share Delivery Date but shall not be in breach of its obligation to deliver such Common Stock for any purposes hereunder until such time as the minimum notice required under such listing rules following determination of the number of shares deliverable shall have lapsed. Such converted Series C Convertible Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C Convertible Preferred Stock accordingly and restore such shares to the status of authorized but unissued shares of Preferred Stock.

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8.3           Partial Mandatory Conversion. In the event that the Mandatory Conversion Right is exercised with respect to shares of Series C Convertible Preferred Stock representing less than all the shares of Series C Convertible Preferred Stock outstanding at such time, the shares to be converted shall be converted by the Corporation or the Transfer Agent on a pro rata basis based on the then-outstanding shares of Series C Convertible Preferred Stock or, if applicable, in accordance with the applicable procedures of DTC.

9.             Fundamental Change.

9.1           Offer to Repurchase. In connection with any Fundamental Change, the Corporation shall make an offer to repurchase, at the option and election of the holder thereof, each share of Series C Convertible Preferred Stock then-outstanding (the “Fundamental Change Repurchase Offer”) at a purchase price per Share (such amount being the “Fundamental Change Repurchase Price”) equal to the greater of (x) the Minimum Consideration as of the Fundamental Change Repurchase Date and (y) an amount equal to the value a Holder would have received if they had converted a Share into shares of Common Stock on the Business Day immediately before the Fundamental Change Repurchase Date; provided that the Fundamental Change Repurchase Price may be paid in cash, shares of Common Stock (or other securities to be received by a holder of Common Stock in such Fundamental Change) valued based on the Relevant Price (with the number of shares of Common Stock rounded up to the nearest whole share of Common Stock) or a combination thereof, at the Corporation’s election; provided, further that the Corporation may not elect to deliver shares of its Common Stock (or other securities to be received by a holder of Common Stock in such Fundamental Change) in partial or full satisfaction of the Fundamental Change Repurchase Price, as the case may be, if the Common Stock Liquidity Conditions are not satisfied (determined, in the case of other securities, by replacing references therein to “Common Stock” with “such securities”)). The Fundamental Change Repurchase Offer must be made in the Fundamental Change Notice delivered pursuant to Section 9.2 and shall become irrevocable from the date thereof.

9.2           Notice of Repurchase.

(a)           The Corporation shall provide notice of any repurchases offered by the Corporation under Section 9.1 by delivering to the applicable Holder (including notice to or through DTC, if applicable) a written notice in accordance with Section 9.2(b) (the “Fundamental Change Notice”).

(b)           The Fundamental Change Notice shall specify (i) the time and place of repurchase and the applicable Fundamental Change Repurchase Price for the Series C Convertible Preferred Stock (or the method of determination therefor, and an illustrative calculation of such amount as if the date of the Fundamental Change Notice were the Relevant Date), (ii) the Holder’s Conversion Rights pursuant to Section 7 hereof, and (iii) the proportion of the Fundamental Change Repurchase Price the Corporation proposes to be paid in cash and the proportion to be paid in shares of Common Stock, and shall be delivered to each Holder at the address for such Holder last shown on the records of the Transfer Agent therefor (or such other address provided in writing by such Holder, which may be an electronic mail address), on or before the thirtieth (30th) calendar day prior to the effective date of a Fundamental Change (or if later, and subject to this Section 9, promptly after the Corporation discovers a Fundamental Change may occur). Promptly after the close of trading on the second Trading Day prior to the Fundamental Change Repurchase Date, the Corporation will deliver to the Holders a notice setting forth (x) the calculation of the Fundamental Change Repurchase Price and (y) the proportion of the Fundamental Change Repurchase Price the Corporation to be paid in cash and the proportion to be paid in shares of Common Stock, which may only be changed from the proposed proportions set forth in the Fundamental Change Notice if there is a material difference between the Fundamental Change Repurchase Price and the illustrative calculation of the Fundamental Change Repurchase Price set forth in the Fundamental Change Notice. The “Fundamental Change Repurchase Date” shall occur on the date of consummation of the Fundamental Change or, solely in the case of the Corporation discovering a Fundamental Change may occur following the thirtieth (30th) calendar day prior to the effective date thereof, if such notice is received by the holders of Series C Preferred Stock less than fifteen (15) Business Days prior to the consummation of such Fundamental Change, within fifteen (15) Business Days after the consummation of such Fundamental Change (or, if later in the case of a Fundamental Change described in clause (a) of the definition thereof, within fifteen (15) Business Days after the date on which the Corporation shall discover the occurrence of such Fundamental Change).

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9.3           Payment of Fundamental Change Repurchase Price. If the funds of the Corporation legally available for the Fundamental Change Repurchase Offer by the Corporation pursuant to Section 9.1 on any Fundamental Change Repurchase Date are insufficient to repurchase all shares of the Series C Convertible Preferred Stock being repurchased by the Corporation on such date, those funds which are legally available will be used first to pay the cash portion of the Fundamental Change Repurchase Price, on a pro rata basis, to the Holders thereof based on the number of shares of Series C Convertible Preferred Stock then held, for the maximum possible number of shares of the Series C Convertible Preferred Stock being repurchased in accordance with the aggregate repurchase proceeds payable with respect to the shares of Series C Convertible Preferred Stock to be repurchased. At any time thereafter when additional funds of the Corporation or its acquirer, as applicable, become legally available for the repurchase of the Series C Convertible Preferred Stock, such funds will be used to redeem the balance of the shares of Series C Convertible Preferred Stock which the Corporation was theretofore obligated to repurchase as provided in the immediately preceding sentence. If the Corporation elects to deliver shares of its Common Stock (or other securities) in full or partial satisfaction of the Fundamental Change Repurchase Price pursuant to Section 9.1, subject to the listing rules of any stock exchange on which the Common Stock (or such other securities) may then be listed, it will use commercially reasonable efforts to deliver to the relevant Holder such Common Stock (or other securities) within two Business Days of the Fundamental Change Repurchase Date but shall not be in breach of its obligation to deliver such Common Stock (or other securities) for any purposes hereunder until such time as the minimum notice required under such listing rules following determination of the number of shares (or other securities) deliverable shall have lapsed. Any shares of Series C Convertible Preferred Stock the Fundamental Change Repurchase Price for which is not satisfied as of the Fundamental Change Repurchase Date as a result of the circumstances described in this Section 9.3 shall remain outstanding until such shares shall have been repurchased and the Fundamental Change Repurchase Price therefor, as applicable, shall have been paid or set aside for payment in full (and dividends shall continue to accrue on any such shares of Series C Preferred Stock that remain outstanding as set forth in Section 11).

9.4           Rights Terminated. Upon (a) surrender of the certificate or certificates representing the shares of Series C Convertible Preferred Stock being repurchased (or surrender of such shares in compliance with the procedures established by the Transfer Agent and DTC, if applicable) pursuant to this Section 9 and delivery of the Fundamental Change Repurchase Price therefor or (b) irrevocable deposit in trust by the Corporation for Holders pursuant to this Section 9 of an amount in cash and, if applicable a number of shares of Common Stock (or other securities) comprising the applicable Fundamental Change Repurchase Price for the shares of Series C Convertible Preferred Stock being repurchased on any Fundamental Change Repurchase Date, each Holder will cease to have any rights as a stockholder of the Corporation by reason of the ownership of such repurchased shares of Series C Convertible Preferred Stock (except for the right to receive the Fundamental Change Repurchase Price therefor upon the surrender of the certificate or certificates representing the repurchased shares or compliance with the procedures established by the Transfer Agent and DTC, if applicable, if such shares have not been so surrendered), and such repurchased shares of Series C Convertible Preferred Stock will not from and after the date of payment in full of the Fundamental Change Repurchase Price therefor be deemed to be outstanding.

9.5           Withdrawal Right. Each Holder shall retain the right to (a) convert shares of Series C Convertible Preferred Stock to be repurchased pursuant to this Section 9 at any time on or prior to the Fundamental Change Repurchase Date or (b) withdraw a tender of such shares in the Fundamental Change Repurchase Offer on or prior to the close of business on the Business Day immediately preceding Fundamental Change Repurchase Date; provided that, where a Holder exercises its rights under (a) or (b) above, the applicable shares of Series C Convertible Preferred Stock of such Holder shall not be repurchased pursuant to this Section 9.

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9.6           No Requirement to Conduct an Offer to Repurchase Shares if the Fundamental Change Results in the Series C Convertible Preferred Stock Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 9, the Corporation will not be required to send a Fundamental Change Notice pursuant to Section 9.2(a), or offer to repurchase or repurchase any Shares pursuant to this Section 9, in connection with a Reorganization Event that constitutes a Fundamental Change pursuant to clause (B)(b) of the definition thereof (regardless of whether such Reorganization Event also constitutes a Fundamental Change pursuant to any other clause of such definition), if (i) the Reference Property of such Reorganization Event consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the shares of Series C Convertible Preferred Stock become convertible, pursuant to Section 7.7(f), into consideration that consists solely of U.S. dollars in an amount per Share that equals or exceeds the Fundamental Change Repurchase Price per Share; and (iii) the Corporation timely sends the notice relating to such Fundamental Change required pursuant to the first paragraph of Section 7.7(f), and includes, in such notice, a statement that the Corporation is relying on this Section 9.6.

9.7           Treatment of Existing Credit Agreements. Notwithstanding anything in this Certificate of Designations to the contrary but subject to the terms set forth herein, the Corporation shall not pay, and shall not be required to pay, any Fundamental Change Repurchase Price unless either (i) the Obligations (as defined in the respective Existing Credit Agreements) under each of the Existing Credit Agreements (or equivalent term under any replacement thereof or similar facility) are fully satisfied prior to or simultaneously with such payment of the Fundamental Change Repurchase Price or (ii) any event of default or covenant breach under each of the Existing Credit Agreements (or any replacement thereof or similar facility) related to the occurrence of such Fundamental Change and resultant payment obligations hereunder has been duly waived pursuant to the terms of the respective Existing Credit Agreements (or any replacement thereof or similar facility). If the funds of the Corporation that may be paid pursuant to the Fundamental Change Repurchase Offer by the Corporation are limited pursuant to this Section 9.7, on any Fundamental Change Repurchase Date, those funds which are otherwise available will be used first to pay the cash portion of the Fundamental Change Repurchase Price, on a pro rata basis, to the Holders thereof based on the number of shares of Series C Convertible Preferred Stock then held, for the maximum possible number of shares of the Series C Convertible Preferred Stock being repurchased in accordance with the aggregate repurchase proceeds payable with respect to the shares of Series C Convertible Preferred Stock to be repurchased. At any time thereafter when and to the extent that all Existing Credit Agreements (or any replacement thereof or similar facility) permit or do not prevent such payment or delivery, such funds will be used to repurchase the balance of the shares of Series C Convertible Preferred Stock which the Corporation was theretofore obligated to repurchase but for this Section 9.7. Any shares of Series C Convertible Preferred Stock the Fundamental Change Repurchase Price for which is not satisfied as of the Fundamental Change Repurchase Date as a result of the circumstances described in this Section 9.7 shall remain outstanding until such shares shall have been repurchased and the Fundamental Change Repurchase Price therefor, as applicable, shall have been paid or set aside for payment in full (and dividends shall continue to accrue on any such shares of Series C Preferred Stock that remain outstanding as set forth in Section 11).

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10.           Optional Redemption.

10.1         Right to Redeem. On or after the fifth anniversary of the Initial Issue Date, the Corporation may redeem all or any portion of the Series C Convertible Preferred Stock (any such redemption, an “Optional Redemption”) at a redemption price (the “Redemption Price”) per share equal to the greater of (x) the Minimum Consideration as of the Relevant Date and (y) an amount equal to the value (calculated based on the Relevant Price) of the number of shares of Common Stock issuable upon conversion at the Conversion Price as of such Redemption Date, which Redemption Price may be paid in cash, shares of Common Stock valued based on the Relevant Price (with the number of shares of Common Stock rounded up to the nearest whole share of Common Stock) or a combination thereof, at the Corporation’s election; provided that the Corporation may not pay any portion of such Redemption Price in shares of Common Stock if the Common Stock Liquidity Conditions are not satisfied. Any such Optional Redemption in part shall be for a whole number of shares of Series C Convertible Preferred Stock. Prior to any exercise of its Optional Redemption right, the Board shall have determined in good faith that there shall be no applicable legal or contractual restrictions on its ability to pay the Redemption Price on the Redemption Date.

10.2         Redemption Notice.

(a)           In case the Corporation exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Series C Convertible Preferred Stock pursuant to Section 10.1, it shall fix a date for redemption (each, a “Redemption Date”) and it shall deliver a notice of such Optional Redemption (a “Redemption Notice”) not less than 10 nor more than 60 Business Days prior to the Redemption Date to each applicable Holder (including notice to or through DTC, if applicable). The Redemption Date must be a Business Day.

(b)           Each Redemption Notice shall specify (i) the time and place of redemption and the applicable Redemption Price for the Series C Convertible Preferred Stock (or the method of determination therefor), (ii) the Holder’s Conversion Rights pursuant to Section 7 hereof, (iii) the calculation of the Redemption Price, (iv) the proportion of the Redemption Price to be paid in cash and the proportion to be paid in shares of Common Stock and (iv) in case the Series C Convertible Preferred Stock is to be redeemed in part only, the number of shares of Series C Convertible Preferred Stock to be redeemed, and shall be delivered to each Holder in accordance with Section 12.

(c)           A Redemption Notice shall be irrevocable.

(d)           If fewer than all of the outstanding shares of Series C Convertible Preferred Stock are to be redeemed pursuant to Section 10.1, the Transfer Agent shall select the shares of Series C Convertible Preferred Stock to be redeemed (which such number shall be a whole number) by lot, on a pro rata basis or by another method the Transfer Agent considers to be fair and appropriate (or as required by the procedures of DTC, if applicable). If any Series C Convertible Preferred Stock selected for partial redemption is submitted for conversion in part after such selection, the shares of Series C Convertible Preferred Stock submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

10.3         Rights Terminated. On the applicable Redemption Date, upon delivery of (or irrevocable deposit in trust by the Corporation for Holders of shares being redeemed pursuant to this Section 10 on such Redemption Date of) an amount in cash and, if applicable, a number of shares of Common Stock (or other securities) comprising the applicable Redemption Price for the shares of Series C Convertible Preferred Stock being redeemed on such Redemption Date, each Holder will cease to have any rights as a stockholder of the Corporation by reason of the ownership of such redeemed shares of Series C Convertible Preferred Stock (except for the right to receive the Redemption Price therefor), and such redeemed shares of Series C Convertible Preferred Stock will not from and after the date of payment in full of the Redemption Price therefor be deemed to be outstanding. If the Corporation elects to deliver shares of its Common Stock in full or partial satisfaction of the Redemption Price pursuant to Section 10.1, subject to the listing rules of any stock exchange on which the Common Stock may then be listed, it will use commercially reasonable efforts to deliver to the relevant Holder such Common Stock within two Business Days of the Redemption Date but shall not be in breach of its obligation to deliver such Common Stock for any purposes hereunder until such time as the minimum notice required under such listing rules following determination of the number of shares deliverable shall have lapsed.

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11.           Remedies For Nonpayment. If, on any Fundamental Change Repurchase Date or Redemption Date (or, if applicable, such later date as provided in this Certificate of Designations in relation to a Fundamental Change or Optional Redemption), all of the Shares elected to be repurchased or redeemed are not repurchased or redeemed in full by the Corporation by paying the entire applicable Fundamental Change Repurchase Price or Redemption Price then, until such shares are fully repurchased or redeemed and the aggregate Fundamental Change Repurchase Price or Redemption Price is paid in full, all of the unrepurchased or unredeemed Shares shall remain outstanding and continue to have the rights, preferences and privileges expressed herein, including the accrual and accumulation of dividends thereon as provided in Section 4; provided that the Annual Dividend Rate on all of the unrepurchased or unredeemed Shares shall automatically increase by 2.00% per annum on (and effective as of) the first calendar day following the applicable Fundamental Change Repurchase Date or Redemption Date and shall continue to increase by 2.00% per annum on each anniversary thereof, up to a total Annual Dividend Rate of 15% per annum, until such time as the full Fundamental Change Repurchase Price or Redemption Price, as applicable, has been paid in full in respect of all Shares to be repurchased or redeemed; provided, further that (x) no increase to the Annual Dividend Rate hereunder shall apply to the extent that the Corporation’s failure to pay the entire applicable Fundamental Change Repurchase Price or Redemption Price on the Fundamental Change Repurchase Date or Redemption Date (or such later date as provided in this Certificate of Designations) results from the limitations set forth in Section 7.4 and (y) no increase to the Annual Dividend Rate shall be payable in respect of unrepurchased or unredeemed Shares in respect of any unpaid Fundamental Change Repurchase Price pursuant to this proviso for so long as the PIF Investor and its affiliates beneficially own and have the right to vote shares of Capital Stock of the Corporation representing a majority of the voting power of all classes of Capital Stock of the Corporation.

12.           Payments to Holders. Any payments of cash made by the Corporation to the Holders on their shares of Series C Convertible Preferred Stock shall be payable to each such Holder by certified check or wire transfer of immediately available funds to the Holder, as determined by the Corporation at the time of such payment.

13.           Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, to its office at Lucid Group, Inc., 7373 Gateway Boulevard, Newark, CA 94560 (Attention: Legal Department, E-mail: Legal@lucidmotors.com) with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, CA 94301 (Attention: Thomas J. Ivey, E-mail: thomas.ivey@skadden.com and Attention: Brian D. Paulson, E-mail: brian.paulson@skadden.com) and (b) to any stockholder, at such Holder’s address at it appears in the stock records of the Corporation (which may include the records of the Transfer Agent) (or (i) in the case of Global Preferred Shares, in accordance with the applicable procedures of DTC, or (ii) at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 13).

14.           Calculations. Except as otherwise provided in this Certificate of Designations, the Corporation will be responsible for making all calculations called for under this Certificate of Designations or the Series C Convertible Preferred Stock, including determinations of the Closing Price, the Daily VWAPs, the Relevant Price, the Minimum Consideration, the Accrued Value and accrued dividends on the Series C Convertible Preferred Stock, the Conversion Price (including any adjustments to the Conversion Price), any Redemption Price, the Conversion Share Cap, any Fundamental Change Repurchase Price and the Voting Cap. The Corporation will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders.

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15.           Amendment and Waiver. Any provision of this Certificate of Designations may be amended, modified or waived only by an instrument in writing executed by the Corporation and the Required Holders, and any such written amendment, modification or waiver will be binding upon the Corporation and each Holder and each transferee or successor of each Holder.

16.           Book-Entry Form. Shares of the Series C Convertible Preferred Stock may be issued (or reissued) in the form of one or more global certificates (“Global Preferred Shares”) to be deposited on behalf of one or more Holders thereof with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or its nominee; provided that any beneficial interest in Series C Convertible Preferred Stock held by an affiliate of the Corporation, within the meaning of Rule 144, shall be assigned a separate CUSIP number at any time such interest is held in the form of Global Preferred Shares. The number of shares of Series C Convertible Preferred Stock represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC to reflect such changes as provided for herein. Members of, or participants in, DTC shall have no rights under the terms of the shares of Series C Convertible Preferred Stock with respect to any Global Preferred Shares held on their behalf by DTC or any custodian of DTC or under such Global Preferred Shares, and DTC may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its members and participants, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.

17.           Tax Treatment. The Corporation and each Holder, by its acceptance of any Shares hereunder, agree that (i) the Series C Convertible Preferred Stock is intended to be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations promulgated thereunder, and (ii) it will not take any positions or actions inconsistent with such treatment (including in tax filings) unless otherwise required following an audit in which the foregoing treatment was diligently defended.

18.           Severability. If any provision or provisions in this Certificate of Designations shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by Law, the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions in this Certificate of Designations and the application of such provision or provisions to other persons or entities and circumstances shall not be in any way affected or impaired thereby and the invalid, illegal or unenforceable provision or the application thereof shall be modified in a manner that is valid, legal and enforceable and gives effect as nearly as is practicable to the intent of the invalid, illegal or unenforceable provision or the application thereof.

19.           Facts Ascertainable. When the terms of this Certificate of Designations refer to a specific agreement or other document or a decision by any body, person or entity to determine the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor.

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20.           Counterparts. This Certificate of Designations may be executed in any number of copies. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Certificate of Designations by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually or electronically executed counterpart.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations of the Series C Convertible Preferred Stock this 28th day of April, 2026.

LUCID GROUP, INC.

By:
Name: Taoufiq Boussaid
Title: Chief Financial Officer

[Signature Page to Series C Convertible Preferred Stock Certificate of Designations]

Exhibit B

FORM OF AMENDMENT TO INVESTOR RIGHTS AGREEMENT

AMENDMENT NO. 7 TO INVESTOR RIGHTS AGREEMENT

April 28, 2026

This Amendment No. 7 (this “Amendment”), effective as of the date of the Subscription Agreement (as defined below), is made to that certain Investor Rights Agreement, dated as of February 22, 2021, as amended from time to time (the “Agreement”), by and among (i) Churchill Capital Corp IV, a Delaware corporation (“PubCo”); (ii) Ayar Third Investment Company, a single shareholder limited liability company organized under the laws of the Kingdom of Saudi Arabia (“Ayar”); (iii) each of the Persons identified on the signature pages to the Agreement or on the signature pages to a joinder to the Agreement; and (iv) Churchill Sponsor IV LLC, a Delaware limited liability company. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Agreement.

WHEREAS, in connection with the Business Combination, PubCo changed its name to “Lucid Group, Inc.”

WHEREAS, as of April 14, 2026, PubCo entered into that certain Subscription Agreement (the “Subscription Agreement”) with Ayar, and it is a condition to the issuance and sale of the shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Convertible Preferred Stock”), by PubCo to Ayar pursuant to the Subscription Agreement (such shares, together with the shares of Common Stock issuable upon conversion, repurchase or redemption thereof, the “Seventh Placement Shares”) that the Agreement be amended as set forth in this Amendment;

WHEREAS, pursuant to Section 5.4(b) of the Agreement, the Agreement may be amended in whole or in part at any time with the express written consent of PubCo and the Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders at such time;

WHEREAS, Ayar holds more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders as of the date hereof; and

WHEREAS, Ayar and PubCo amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all of the parties hereto mutually agree, with effect as of the date hereof, to the following:

1.	The definition of “Registrable Securities” in Section 1.1 of the Agreement is amended to read:

“Registrable Securities” means (a) any shares of Common Stock, (b) any Warrants or any shares of Common Stock issued or issuable upon the exercise thereof, (c) any Equity Securities of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case Beneficially Owned by a Holder as of immediately following the Closing, and (d) with respect to Ayar only, the Placement Shares, the Second Placement Shares, the Third Placement Shares, the Fourth Placement Shares, the Fifth Placement Shares, the Prepaid Forward Shares and the Seventh Placement Shares; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities shall have ceased to be outstanding, (C) such Registrable Securities have been sold to, or through, a broker, dealer or Underwriter in a public distribution or other public securities transaction or (D)(i) the Holder thereof, together with its, his or her Permitted Transferees, Beneficially Owns less than one percent (1%) of the shares of Common Stock that are outstanding at such time and (ii) such shares of Common Stock are eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 under the Securities Act as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to PubCo’s transfer agent and the affected Holder (which opinion may assume that such Holder (and any predecessor holder of such shares of Common Stock) is not, and has not been at any time during the 90 days immediately before the date of such opinion, an Affiliate of PubCo except with respect to any control determined to be established under this Investor Rights Agreement), as reasonably determined by PubCo, upon the advice of counsel to PubCo. It is understood and agreed that, for purposes of this Investor Rights Agreement, where reference is made to Registrable Securities being listed with any securities exchange or automated quotation system, such reference shall not include the Warrants, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, or the Series C Convertible Preferred Stock (although it shall include the shares of Common Stock issued or issuable upon the exercise or conversion thereof).

2.	A new section 3.21 is added at the end of Article III, which reads:

Section 3.21. Shelf Registration of Seventh Placement Shares.

(a)           Section 3.1 Not Applicable. Section 3.1(a) of the Investor Rights Agreement shall not apply to the Seventh Placement Shares. Prior to the Seventh Shelf Registration Deadline (as defined below), Sections 3.1(b) through 3.1(d) and 3.2 through 3.17 of the Investor Rights Agreement shall not apply to the Seventh Placement Shares.

(b)           Filing. PubCo shall use its commercially reasonable efforts to file and cause to become effective under the Securities Act within six (6) months from the Closing Date (as defined in the Subscription Agreement) (the “Seventh Shelf Registration Deadline”) a Shelf Registration Statement (it being agreed that the Shelf Registration shall be an Automatic Shelf Registration Statement if PubCo is a Well-Known Seasoned Issuer at the time of filing), or, if permitted, an amendment or a prospectus supplement to a Shelf Registration Statement then already filed, covering the resale on a delayed or continuous basis of all Seventh Placement Shares then issued to and Beneficially Owned by Ayar but not yet covered by a Shelf Registration Statement. PubCo shall maintain such Shelf Registration Statement in accordance with the terms of this Investor Rights Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as of which all Registrable Securities registered by such Shelf Registration Statement have been sold or cease to be Registrable Securities. PubCo shall also use its commercially reasonable efforts to file any replacement or additional Shelf Registration Statement and use commercially reasonable efforts to cause such replacement or additional Shelf Registration Statement to become effective prior to the expiration of the initial Shelf Registration Statement filed pursuant to this Section 3.21.

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Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Registrable Securities on the Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by Ayar, the Shelf Registration Statement shall register the resale of a number of shares of the Registrable Securities which is equal to the maximum number of shares as is permitted by the SEC, and, subject to the provisions of this Section 3.21(b), the Company shall continue to its use commercially reasonable efforts to register all remaining Registrable Securities as set forth in this Section 3.21(b). Notwithstanding anything herein to the contrary, if the SEC limits the Company’s ability to file, or prohibits or delays the filing of, a Shelf Registration Statement or a Subsequent Shelf Registration with respect to any or all the Registrable Securities, the Company’s compliance with such limitation, prohibition or delay solely to the extent of such limitation, prohibition or delay shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use “commercially reasonable efforts” or “reasonable efforts” as set forth above or elsewhere in this Agreement.

Sections 5.1, 5.3, 5.4, 5.5, 5.6, 5.7, 5.13 and 5.14 of the Agreement are hereby incorporated into this Amendment, mutatis mutandis. Except as modified and amended herein, all other terms and provisions of the Agreement will not be amended and will remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

LUCID GROUP, INC.

By:
	Name:	Taoufiq Boussaid
	Title:	Chief Financial Officer

[Signature Page to IRA Amendment]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

AYAR THIRD INVESTMENT COMPANY

By:
	Name:	Turqi A. Alnowaiser
	Title:	Authorized Manager

[Signature Page to IRA Amendment]

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